UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO
SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
AMBER ROAD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 25, 2019

Notice of Annual Meeting of Stockholders

To be held on              , 2019

Dear Stockholders of Amber Road, Inc.,

You are cordially invited to attend the 2019 Annual Meeting of Stockholders, (the “Annual Meeting”), of Amber Road, Inc., a Delaware corporation (the “Company”), which is scheduled to be held on [________________], 2019, at [__________] [A.M./P.M.] local time, at                 [__________], for the following purposes:

1.	To elect three directors to the Board of Directors of Amber Road (the “Board”) for a three-year term of office expiring at the 2022 Annual Meeting of Stockholders (Proposal 1);

2.	To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accountants for the fiscal year ending December 31, 2019 (Proposal 2); and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board recommends: a vote “FOR” each of the three nominees for director named in the accompanying Proxy Statement and the enclosed WHITE proxy card and a vote “FOR” proposal 2.

The Board has fixed the close of business on [________________], 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting. The Annual Meeting may be adjourned from time to time. At any adjourned meeting, action with respect to matters specified in this notice may be taken without further notice to stockholders, unless required by law or the Bylaws.

You are urged to complete and submit the enclosed WHITE proxy card, even if your shares were sold after such date. If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares on the enclosed WHITE proxy card.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [________________], 2019

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Company’s 2018 Annual Report to Stockholders and form WHITE proxy card are available at: www.cstproxy.com/amberroad/2019.

Your vote will be especially important at the Annual Meeting. As you may know, Altai Capital Osprey, LLC (collectively with its affiliates, “Altai”) has notified the Company that it intends to nominate two individuals for election as directors to the Board in opposition to the nominees recommended by the Board. You may receive proxy solicitation materials from Altai, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Altai or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Altai or any other statements that Altai or their representatives have made or may otherwise make.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 25, 2019

The Board strongly and unanimously recommends that you vote on the enclosed WHITE proxy card or voting instruction form “FOR” the re-election of Rudy Howard and the election of Andre G.F. Toet and Kenneth H. Traub, the nominees proposed by the Board, and in accordance with the Board’s recommendations on the other proposals. The Board does NOT endorse Altai’s nominees and unanimously recommends that you NOT sign or return any proxy card sent to you by Altai even as a protest vote. If you have voted using the proxy card sent to you by Altai, you can subsequently revoke your vote by submitting the WHITE proxy card. If you hold your shares in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting. Only your latest-dated vote will count: any prior vote may be revoked at any time prior to the Annual Meeting as described in the accompanying Proxy Statement.

The nominees of the Board for election as directors of the Company are listed in the accompanying Proxy Statement and WHITE proxy card. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE WHITE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR NOMINEE, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

MacKenzie Partners, Inc. (“MacKenzie”) is assisting us with our effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of common stock, please contact MacKenzie toll free at 1-800-322-2885 or +1-212-929-5500 or via email at amberroad@mackenziepartners.com. We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods (i) by accessing the Internet site described in the WHITE proxy card or voting instruction form provided to you, (ii) by calling the toll-free number in the WHITE proxy card or voting instruction form provided to you, or (iii) by signing, dating and returning the WHITE proxy card or instruction form provided to you.

Regardless of the number of shares of common stock of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in Amber Road.

By Order of the Board of Directors,

Barry M.V. Williams
Chairman of the Board

East Rutherford, New Jersey
[________________],	2019

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 25, 2019

IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, OR GRANT A PROXY AND GIVE VOTING INSTRUCTIONS BY INTERNET OR TELEPHONE, SO THAT YOU MAY BE REPRESENTED AT THE ANNUAL MEETING. INSTRUCTIONS ARE ON YOUR WHITE PROXY CARD OR ON THE VOTING INSTRUCTION FORM PROVIDED BY YOUR BROKER.

BROKERS CANNOT VOTE ON ANY OF THE PROPOSALS WITHOUT YOUR INSTRUCTIONS.

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The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the annexes, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy for your shares, please contact MacKenzie, the Company’s proxy solicitor:

1407 Broadway
New York, New York 10018
Toll-free: 1-800-322-2885 or +1-212-929-5500
Email:amberroad@mackenziepartners.com

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 25, 2019

You may vote in the following ways:

You can vote by mail by marking, signing and dating the WHITE proxy card or voting instruction form and returning it in the enclosed post-paid envelope.

You may also vote via internet and telephone, you will need the control number indicated on your WHITE proxy card or voting instruction form that accompanied your proxy materials. Internet and telephone voting is available through 11:59 p.m. ET on [________________], 2019 for all shares.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 25, 2019

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about the upcoming 2019 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2019 Annual Meeting of Stockholders

Date and Time:	[________________], 2019 at [_:__] [A.M./P.M.] local time

Location:

Record Date:	[________________], 2019

Mail Date:	The proxy materials are first being made available to our stockholders of record on or about [__________], 2019

Voting Matters and Board Recommendations

Matter	Our Board Vote Recommendation
Proposal 1: Election of Three Nominees to the Board (page [●])	FOR Rudy Howard, Andre G.F. Toet and Kenneth H. Traub
Proposal 2: Ratification of Selection of Independent Registered Public Accountants (page [●])	FOR

INFORMATION CONCERNING VOTING AND SOLICITATION

Proxy Statement Information Concerning Voting and Solicitation

The enclosed WHITE proxy card is solicited on behalf of the Board of Directors, (the “Board”), of Amber Road, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders (the “Annual Meeting”), to be held on [         ,            ], 2019, at           [A.M./P.M.], local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Amber Road, Inc. may also be referred to as Amber Road, the Company, we, us or our in this Proxy Statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at [                                            ].
The proxy materials are first being made available to stockholders of record beginning [                              ] , 2019. Our proxy materials are available electronically free of charge at www.Stockholdersdocs.com/AMBR. At this website, you will find a complete set of the proxy materials including the Proxy Statement, our 2018 Annual Report to Stockholders and a WHITE proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a WHITE proxy or voting at the meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

Questions and Answers About the Annual Meeting

Why am I receiving this Proxy Statement?

The Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock, $0.001 par value per share (“common stock”), at the close of business on [      ], 2019, (the “Record Date”) for the Annual Meeting, and therefore, are entitled to vote at the Annual Meeting on the following proposals:

•	Proposal 1: The election of three directors to serve on our Board for a three-year term of office expiring at the 2022 Annual Meeting of Stockholders;
•	Proposal 2: The ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accountants for the fiscal year ending December 31, 2019; and
•	Any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

You are receiving this Proxy Statement as a stockholder of the Company as of the Record Date for purposes of determining the stockholders entitled to receive notice of and vote at the Annual Meeting. As further described below, we request that you promptly use the enclosed WHITE proxy card to vote, by Internet, by telephone or by mail, in the event you desire to express your support of or opposition to the proposals.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH
OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSAL 2
USING THE ENCLOSED WHITE PROXY CARD OR VOTE INSTRUCTION FORM.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU
BY ALTAI CAPITAL OSPREY, LLC (COLLECTIVELY WITH ITS AFFILIATES, “ALTAI”)
EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

Is my vote important?

Your vote will be particularly important at the Annual Meeting. As you may know, the Company has received a notice from Altai regarding its intent to nominate a competing slate of directors (the “Altai Nominees”) at the Annual Meeting.

The Board recommends a vote “FOR” the election of each of the director nominees named in this Proxy Statement on the enclosed WHITE proxy card, and strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Altai.

To vote for all of the Board’s nominees, you must sign, date and return the enclosed WHITE proxy card or follow the instructions provided in the WHITE proxy card for submitting a proxy over the Internet or by telephone or vote in person at the Annual Meeting.

If you have previously signed any proxy card sent to you by Altai in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE proxy card or by following the instructions provided in the WHITE proxy card for submitting a proxy to vote your shares over the Internet or by telephone or voting in person at the Annual Meeting. Signing, dating and returning any proxy card that Altai may send to you, even with instructions to vote “withhold” with respect to the Altai Nominees as a protest vote, will cancel any proxy you may have previously submitted to have your shares voted for the Company’s Board nominees as only your latest dated proxy card or voting instruction form will be counted. Beneficial holders who hold their shares in “street name” should follow the voting instructions provided by their bank, broker or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions.

The Board urges you to sign, date and return only the enclosed WHITE proxy card.

INFORMATION CONCERNING VOTING AND SOLICITATION

When and where will the Annual Meeting be held?

The Annual Meeting is scheduled to be held on [           ], [           ], 2019, at[   :   ] [A.M./P.M.] local time, at [           ].

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the Annual Meeting, whether or not you attend in person. By completing, signing, dating and returning the WHITE proxy card or voting instruction form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of our common stock at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees and certain executive officers and other employees of the Company. Such persons are listed in Annex A to this Proxy Statement.

Additionally, the Company has retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Will there be a proxy contest at the Annual Meeting?

Altai has nominated a competing slate of two individuals for election at the Annual Meeting. Altai’s nominees have NOT been endorsed by our Board. You may receive proxy solicitation materials from Altai, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Altai or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Altai or any other statements that Altai or its representatives have made or may otherwise make.

Our Board is pleased to nominate for election as director the following persons—Rudy Howard, Andre G.F. Toet and Kenneth H. Traub—named in this Proxy Statement and on the enclosed WHITE proxy card. We believe our director nominees have the breadth of relevant and diverse experiences, integrity and commitment necessary to continue to grow the Company for the benefit of all of the Company’s stockholders.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote by proxy using the WHITE proxy card with respect to the proposals as follows:

•	FOR the election of Rudy Howard, Andre G.F. Toet and Kenneth H. Traub to serve on our Board for a three-year term of office expiring at the 2022 Annual Meeting of Stockholders; and
•	FOR the ratification of the selection of KPMG as our independent registered public accountants for the fiscal year ending December 31, 2019.

Why is the Board making such recommendations?

We describe each proposal and the Board’s reason for its recommendation with respect to each proposal on pages [  ] and [   ] and elsewhere in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

The Board has set [               ] [    ], 2019 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, as of the close of business on [               ] [    ], 2019. You are entitled to one vote on each proposal for each share of common stock you held on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy. At the close of business on the Record Date, there were [______________] shares of our common stock issued, outstanding and entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

What is the difference between a stockholder of “record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. The Company sent the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. You are considered to be the beneficial owner of those shares and your shares are said to be held in “street name,” and the proxy materials are being forwarded to you by that organization. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matters to be considered at the Annual Meeting. If you hold your shares in “street name,” please instruct your bank, broker, trust or other nominee how to vote your shares using the WHITE voting instruction form provided by your bank, broker, trust or other nominee so that your vote can be counted. The WHITE voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available. The WHITE proxy card accompanying this Proxy Statement will provide information regarding internet and telephone voting.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. At the close of business on the Record Date, [______________] shares of our common stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of securities outstanding. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or
•	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by the chairman of the Annual Meeting or by vote of the holders of a majority of the shares present in person or represented by proxy at the meeting, without notice other than announcement at the meeting.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders and their duly appointed proxy holders as of the close of business on the Record Date with proof of ownership of our common stock, as well as valid government-issued photo identification, such as a valid driver’s license or passport. If your shares are held in “street name” and you plan to attend the Annual Meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement, as well as valid government-issued photo identification to be admitted to the Annual Meeting. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership as well as valid government-issued photo identification.

We will be unable to admit anyone who does not present identification or refuses to comply with our rules of conduct for the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting. These rules provide, among other things, that no cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting. You are encouraged to submit a WHITE proxy card or voting instruction form to have your shares voted regardless of whether or not you plan to attend the Annual Meeting.

Your vote is very important. Please submit your WHITE proxy card today even if you plan to attend the Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

How do I vote my shares?

The process for voting your shares depends on how your common stock is held. Generally, you may hold common stock in your name as a “stockholder of record” or in an account with a broker, bank, trust or other nominee (i.e., in “street name”). If your shares are registered in your name, you may vote your shares in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You may vote using any of the following methods:

✓
By Internet — Stockholders of record may be able to submit their proxies over the Internet by following the instructions described on their WHITE proxy cards. Most Amber Road stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for Internet voting availability.

✓
By Telephone — Stockholders of record may submit proxies by telephone if in the United States or Canada, as described in the telephone voting instructions on their WHITE proxy cards. Most Amber Road stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for telephone voting availability.

✓
By Mail — Stockholders of record may submit proxies by completing, signing and dating the WHITE proxy cards and mailing them in the accompanying pre-addressed envelopes. Amber Road stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✓
In Person at the Annual Meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, trust or nominee that holds your shares as of the Record Date, indicating that you were a beneficial owner of shares as of the close of business on such date and the number of shares that you beneficially owned at that time. Please allow adequate time to request a legal proxy from your broker, bank, trust or other nominee.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at11:59 P.M. ET for shares held by both stockholders of record and those who hold beneficially in street name on [               ] [    ], 2019. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.  As a reminder, only your latest dated proxy card or voting instruction form submitted will be counted at the Annual Meeting.

If you have any questions or require assistance in submitting a proxy for your shares, please call MacKenzie Partners, toll-free at 1-800-322-2885 or +1-212-929-5500.

How can I change my vote or revoke my proxy?

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation that is dated later than the date of your proxy to the attention of the Corporate Secretary at our offices at One Meadowlands Plaza, East Rutherford, New Jersey 07073, (ii) duly submitting a later-dated proxy over the Internet, by telephone or by mail, that we receive no later than           , 2019 or (iii) voting at the Annual Meeting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker, trust or other nominee which holds your shares in street name.

If you have previously submitted a proxy card sent to you by Altai, you may change your vote by completing and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting over the Internet or by telephone by following the instructions on your WHITE proxy card. Submitting a proxy card sent to you by Altai will revoke votes you have previously made via the Company’s WHITE proxy card. You are encouraged to discard any proxy materials sent to you by Altai as only your latest dated vote will be counted at the 2019 Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

Has the Company received notice from one or more stockholders that they are intending to nominate director candidates or bring proposals at the Annual Meeting?

Yes. Altai has indicated that it beneficially owns an aggregate of 2,430,357 shares of our common stock (representing approximately 8.7% of our outstanding common stock), and has delivered notice to the Company of its intention to nominate two director candidates for election to the Board at the Annual Meeting to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders.

What does it mean if I receive more than one notice from the Company or WHITE proxy card?

Because Altai has submitted alternative director nominees to the Board in opposition to the nominees proposed by our Board, we may conduct multiple mailings prior to the Annual Meeting to ensure stockholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple WHITE proxy cards, if you hold shares that are registered in more than one account‑please vote the WHITE proxy card for every account you own. Only the latest dated proxy you submit will be counted, and IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE PROXY CARDS.

What should I do if I receive a proxy card from Altai?

Altai has proposed two director nominees for election at the Annual Meeting in opposition to the nominees proposed by our Board. We expect that you may receive proxy solicitation materials from Altai, including opposition proxy statements and proxy cards. The Board strongly urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from Altai, including to vote “withhold” with respect to the Altai nominees. We are not responsible for the accuracy of any information provided by or relating to Altai or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Altai or any other statements that Altai or its representatives have made or may otherwise make. If you have already voted using the proxy card provided by Altai, you have every right to change your vote by completing and returning the enclosed WHITE proxy card or by voting over the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card or voting instruction form. Only the latest proxy you submit will be counted. If you vote “Withhold” on Altai’s nominees using the proxy card sent to you by Altai, your vote will not be counted as a vote for any of the director nominees recommended by our Board, but will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call MacKenzie Partners toll free at 1-800-322-2885 or +1-212-929-5500.

How will my shares be voted?

Stockholders of record as of the close of business on [________________ ____], the Record Date, are entitled to one vote for each share of our common stock held on each matter to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. Where a choice has been specified on the WHITE proxy card with respect to the proposals, the shares represented by the WHITE proxy card will be voted as you specify. If you return a validly executed WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the director nominees as set forth on the WHITE proxy card (Proposal 1) and “FOR” the ratification of the selection of KPMG as our independent registered public accountants for the fiscal year ending December 31, 2019 (Proposal 2).

What happens if I do not specify how I want my shares voted? What is discretionary voting? What is a broker non-vote?
As a stockholder of record, if you properly complete, sign, date and return a WHITE proxy card or voting instruction form, your shares of common stock will be voted as you specify. However, if you submit a signed WHITE proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the persons named as proxies will vote your shares:

INFORMATION CONCERNING VOTING AND SOLICITATION

•
“FOR” the election of the three nominees listed on the WHITE proxy card (i.e., Rudy Howard, Andre G.F. Toet and Kenneth H. Traub) to serve on our Board for a three-year term of office expiring at the 2022 Annual Meeting of Stockholders; and

•	“FOR” the ratification of the selection of KPMG as our independent registered public accountants for the fiscal year ending December 31, 2019.

A “broker non-vote” occurs when a broker nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the broker nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker nominee does not have discretionary authority to vote.

To the extent that Altai provides a proxy card to stockholders in street name, none of the proposals at the Annual Meeting are considered a discretionary matter. As a result, if you are a beneficial owner, then we encourage you to provide voting instructions to the bank, broker, trust or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. Abstention may not be specified with respect to the election of directors (Proposal 1), and abstention with respect to Proposal 2 will have the same effect as a vote against such proposal.

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the stockholder who owns the shares in “street name” has not provided any voting instructions to the broker on that matter. New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. The only proposal that would be considered routine if you do not receive proxy materials from Altai would be the ratification of the selection of KPMG as our independent registered public accountants for the fiscal year ended December 31, 2019. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” We do not anticipate any of the proposals presented at the Annual Meeting will allow brokers to exercise discretionary voting power. Shares underlying broker non-votes are not counted in the tabulations of shares present at the Annual Meeting and entitled to vote on any of the proposals and, therefore, broker non-votes will have no effect on the outcome of Proposals 1 and 2.

Could other matters be decided at the Annual Meeting?

We do not expect any other items of business will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. However, by signing, dating and returning a WHITE proxy card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and of which we did not have notice at least by February 2, 2019, which is the date specified in our definitive proxy statement for the 2018 Annual Meeting of Stockholders, and such persons named as proxies intend to vote on any such other matter in accordance with their best judgment.

Who will count the votes?

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting and shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

When will the voting results be announced?

The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

INFORMATION CONCERNING VOTING AND SOLICITATION

What vote is required with respect to the proposals?

Election of Directors. Vote by a plurality of the shares present in person (including by remote communication, if applicable) or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors under Proposal 1. This means that, among the Company’s nominees and the nominees proposed by Altai, the three nominees receiving the highest number of “FOR” votes of the shares entitled to be voted in the election of directors will be elected. You may vote “FOR ALL” nominees, “WITHHOLD” FOR ALL nominees, or “FOR ALL EXCEPT” the specific nominee from whom you “WITHHOLD” your vote. There is no “against” option. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three directors and stockholders may not cumulate votes.

Ratification of Auditors. The ratification of the selection of KPMG requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an “AGAINST” vote.

Who will pay for the solicitation of proxies?

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the WHITE proxy card, the Notice of Annual Meeting of Stockholders and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services. We have retained MacKenzie to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay MacKenzie an amount not to exceed $[225,000], plus reasonable out-of-pocket expenses for proxy solicitation services. MacKenzie expects that approximately 25 of its employees will assist in the solicitation. Our aggregate expenses, including legal fees and the fees and expenses of MacKenzie, are expected to be approximately $[_____________], of which $[_______________] has been incurred as of the date of this Proxy Statement.

Annex A sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

Whom should I call if I have questions about the Annual Meeting?

MacKenzie is assisting us with our effort to solicit proxies. If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy for your shares, please contact MacKenzie, the Company’s proxy solicitor:

INFORMATION CONCERNING VOTING AND SOLICITATION

1407 Broadway
New York, New York 10018
Toll Free: 1-800-322-2885
+1-212-929-5500
Email:amberroad@mackenziepartners.com

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH
OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSAL 2
USING THE ENCLOSED WHITE PROXY CARD OR VOTE INSTRUCTION FORM.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD OR VOTE INSTRUCTION FORM SENT TO
YOU BY ALTAI, EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

BACKGROUND OF THE SOLICITATION
Background of the Solicitation

Throughout 2017 and early 2018, the Company interacted with representatives of both E2open, LLC, a competitor of the Company (“E2open”), and Insight Venture Partners (“Insight”) about their expressions of interest in a potential strategic transaction with the Company.  Consistent with its fiduciary duty, the Board of Directors routinely considers strategic options to build and unlock stockholder value and as part of such process periodically reviews and evaluates the Company's long-term strategic plan and the composition of its board.

On February 5, 2018, E2open privately sent an unsolicited offer to the Company to acquire all outstanding shares of the Company’s common stock that E2open did not already own, giving the Company until February 16, 2018 to respond (the “Unsolicited Offer”).

On February 9, 2018, a special meeting of the Board was held to consider the Unsolicited Offer. The Board reviewed the Unsolicited Offer and concluded that execution of the Company’s strategic plan as a standalone business would best maximize long-term stockholder value, although the Board remained open to considering potential improvements to the Unsolicited Offer that E2open or Insight could provide.

On February 12, 2018, four days prior to its expiration, E2open issued a press release publicly disclosing the Unsolicited Offer. Following the E2open press release, the Company sent a private email to E2open stating that, although the Board rejected the Unsolicited Offer, it was committed to considering any credible strategic alternative that would help achieve the objective of maximizing value for stockholders.  That afternoon, the Company issued a press release announcing the Board’s rejection of the Unsolicited Offer.

On February 27, 2018, E2open/Insight sent a letter to the Board reaffirming but not improving upon the Unsolicited Offer.

On March 1, 2018, the Board met and concluded that it would reject the Unsolicited Offer given the lack of improvement made by E2open to the Unsolicited Offer.

On March 5, 2018, representatives of the Company and of Insight held a call to discuss the Unsolicited Offer. The Company noted that it remained committed to its strategic plan but was also open to hearing improved offers that would better maximize shareholder value.  The representatives of the Company received no response to their invitation to Insight to improve the Unsolicited Offer.

On March 14, 2018, E2open sent a letter to the Board that re-affirmed the Unsolicited Offer and noted that the Unsolicited Offer would expire on March 30, 2018.  The following day, on March 15, 2018, E2open issued a press release making its reaffirmation public.

On March 23, 2018, the Company’s senior management team spoke with representatives of Altai to discuss the Unsolicited Offer.

On March 28, 2018, Mr. Rishi Bajaj, Managing Principal of Altai, sent a letter to James Preuninger, Chief Executive Officer of the Company, and the Board, urging the Company to consider the Unsolicited Offer.  Also on March 28, 2018, Mr. Preuninger replied to Mr. Bajaj to indicate that his correspondence would be forwarded to the Board. Altai did not disclose on its call or in its correspondence to the Company in March that it owned an equity interest in E2open.

On March 29, 2018, White Hat Capital Partners (“White Hat”), a stockholder of the Company, sent a letter via electronic mail to Mr. Preuninger providing White Hat’s perspective on the Unsolicited Offer.

On March 30, 2018, E2open withdrew the Unsolicited Offer.

On May 11, 2018, Mr. Preuninger and Thomas Conway, Chief Financial Officer of the Company, spoke with representatives of Altai to discuss E2open’s previous unsolicited proposal.

In the summer of 2018, after its 2018 annual meeting of shareholders and as part of its periodic evaluation of Board candidates and continuous Board enhancement process, members of the Nominating and Corporate Governance Committee had ongoing discussions with a number of potential director candidates, similar to its process which resulted in the appointment of Mr. Faison to the Board as an independent director in 2017.

On December 3, 2018, White Hat sent presentation materials to Mr. Preuninger containing White Hat’s view of the Company’s performance.

BACKGROUND OF THE SOLICITATION

On December 17, 2018, Altai issued a public letter to the Board demanding that it begin a process to sell the Company to E2open or another credible buyer.  Altai disclosed to the Company and to the public for the first time that it owned an equity interest in E2open.

On December 20, 2018, the Company issued an public letter to stockholders acknowledging Altai’s letter and confirming the Board’s commitment to creating value for all stockholders and reviewing strategic priorities and opportunities of the Company.

On January 4, 2019, Altai demanded an inspection under Delaware law of certain books and records of the Company in connection with the Unsolicited Offer.

On January 11, 2019, Dentons US LLP, the Company’s legal counsel (“Dentons”), responded to Altai’s January 4th demand, rejecting the demand for failure to state a proper purpose and correcting Altai’s chronology of events with respect to the Unsolicited Offer.

On January 16, 2019, Barry Williams, Chair of the Board and Nominating and Corporate Governance Committee, as part of the Company’s customary Board enhancement process, conducted a call with Andre G.F. Toet about the possibility of becoming a director of the Company, and after significant discussion Mr. Toet expressed interest. Mr. Toet had been previously identified as a potential director candidate; however, until recently, Mr. Toet’s other professional obligations did not permit him to consider a directorship.  Another potential candidate was considered at such time, but due to her professional commitments it was agreed to defer consideration of her candidacy until a later time.

On January 18, 2019, Schulte Roth & Zabel LLP, Altai’s legal counsel (“Schulte”), sent a letter to the Company that Altai was reconsidering whether it needed to pursue its books and records demand further in light of Dentons’ January 11th response, reserving its rights to pursue the demand further.

Also on January 18, 2019, Altai delivered a formal notice to Brad Holmstrom, General Counsel and Corporate Secretary of the Company, of its intent to nominate and solicit proxies in support of Marshall Heinberg and James Watson for election to the Board at the Annual Meeting.  According to Altai’s nomination notice, Altai owned approximately 8.74% of the Company’s outstanding shares of common stock.  Altai did not reach out to the Board or management team to discuss these candidates, or the composition of the Board more generally, before submitting this notice.

On January 22, 2019, the Company issued a press release confirming receipt of Altai’s nomination notice.

On January 27, 2019, Dentons sent a letter to Schulte, requesting that Altai amend and supplement its nomination notice to address several deficiencies identified therein pursuant to the Bylaws and reiterating the commitment of management and the Board to engage with stockholders.

On January 28, 2019, White Hat and Mr. Preuninger held a phone call in which White Hat advocated for the Board to add Kenneth H. Traub to the Board.

On January 31, 2019, Schulte sent a letter to Dentons to address certain deficiencies identified in Altai’s nomination notice.

Also on January 31, 2019, Jason Aintabi, Managing Partner of Blackwells Capital LLC (collectively with its affiliates, “Blackwells”), sent a letter to the Board describing his belief that Altai had a “predetermined agenda to push for the sale of the Company to a specific buyer” in which Altai had an economic stake and that Altai’s nominees “lack the relevant industry, public board and technology experience” to serve on the Board and, through Thompson Hine LLP, Blackwells’ legal counsel (“Thompson”), delivered a formal notice to Mr. Holmstrom of Blackwells’ intent to nominate and solicit proxies in support of two nominees for election to the Board at the Annual Meeting.  Blackwells also notified the Company that it intended to submit certain proposals to be voted on at the Annual Meeting.

On February 1, 2019, Altai sent a supplemental nomination notice to the Company to address the remaining deficiencies previously identified by the Company in its nomination notice.

Also on February 1, 2019, Dentons sent a letter to Thompson requesting Blackwells to amend its nomination notice to address several deficiencies identified therein pursuant to the Bylaws and reiterating the commitment of management and the Board to engage with stockholders.

On February 2, 2019, Dentons sent a letter to Schulte acknowledging receipt of Schulte’s January 31, 2019 letter and Altai’s February 1, 2019 letter and Altai’s effort to bring its nomination notice in compliance with the Bylaws and giving notice that Messrs. Heinberg and Watson would receive a standard form of D&O questionnaire, as is customary to facilitate the nomination process.

Also on February 2, 2019, Thompson sent a letter to Dentons addressing the deficiencies identified in Blackwells’ nomination notice.

On February 5, 2019, Dentons sent a letter to Thompson acknowledging receipt of Thompson’s February 2, 2019 letter and Blackwells’ effort to bring its nomination notice in compliance with the Bylaws and giving notice that Blackwells’ nominees would receive a standard form of D&O questionnaire, as is customary to facilitate the nomination process.

BACKGROUND OF THE SOLICITATION
On February 6, 2019, as notified in its February 2, 2019 letter, Dentons sent Schulte D&O questionnaires for Messrs. Heinberg and Watson to complete and asked to schedule interviews with the Company as part of the nomination process.

Also on February 6, 2019, as notified in its February 2, 2019 letter, Dentons sent Thompson D&O questionnaires for Blackwells’ nominees to complete and asked to schedule interviews with the Company as part of the nomination process.

Also on February 6, 2019, Dentons sent David J. Chanley of White Hat Capital Partners a D&O questionnaire for Mr. Traub to complete and asked Mr. Traub to schedule an interview with the Company as part of the nomination process.

On February 8, 2019, Schulte sent a letter to Dentons refusing to have Messrs. Heinberg and Watson complete D&O questionnaires and refusing to schedule interviews with the Company without discussing a settlement agreement between Altai and the Company.

On February 11, 2019, Dentons sent a letter to Schulte expressing the Company’s disappointment at Altai’s refusal to cooperate with the Company’s nomination process by not allowing its nominees answer the Company’s standard D&O questionnaires and be interviewed by the Company’s Nominating and Corporate Governance Committee. The letter also confirmed the Company’s intent to continue to engage with Altai at a meeting scheduled for February 22, 2019.

Also on February 11, 2019, Mr. Aintabi sent a letter to the Board requesting a meeting among Mr. Preuninger, Blackwells representatives and nominees and submitting its own form of D&O questionnaires, in lieu of the D&O questionnaires requested to be completed by the Company, by Blackwells’ nominees.

On February 18, 2019, counsel for Altai and the Company discussed attendance and expectations for the February 22 meeting.

On February 22, 2019, representatives of the Company, including Messrs. Preuninger and Faison met with Altai to discuss Altai’s nomination notice and the Company’s continued plans for stockholder engagement.

On February 24, 2019, Mr. Preuninger sent an email to Altai thanking Altai for sharing its views and noting that Amber Road looked forward to receiving a proposal with mutually agreeable solutions that would benefit all stockholders.

On February 25, 2019, as part of his interview process that began in the summer of 2018, Mr. Toet visited the Company’s offices and was interviewed by Messrs. Preuninger and Conway, who further discussed his professional background and potential service as a member of the Board. Mr. Toet then met with Nathan Pieri, Chief Product Officer, to discuss Company products and technology.

Also on February 25, 2019, Dentons spoke with, and emailed, Michael Ching of Blackwells to confirm the scheduling of an in-person meeting at the offices of the Company between representatives of the Company and of Blackwells, including Messrs. Aintabi and Ching and Blackwells’ nominees.

On February 26, 2019, Dentons discussed with Schulte potential features of a framework for settlement, where Schulte communicated Altai’s demand that the Board agree to add two new directors.

On March 5, 2019, representatives of Amber Road, including Messrs. Preuninger, Faison, Conway and Barry Williams, met with representatives of Blackwells, including Messrs. Aintabi and Ching and Blackwells’ nominees to discuss Blackwells’ nomination notice and stockholder proposals. At the March 5th meeting, Blackwells confirmed it would not solicit proxies for its nominees and proposals.

Also on March 5, 2019, David Chanley of White Hat spoke with Mr. Faison regarding White Hat’s recommendation of, and support for, Kenneth H. Traub as a potential member of the Board.

On March 6, 2019, the Board and the Nominating and Corporate Governance Committee met to discuss the status of potential nominees to the Board.

On March 7, 2019, Dentons presented an updated potential settlement framework to Schulte.

Also on March 7, 2019, Messrs. Faison and Howard, members of the Nominating and Corporate Governance Committee, held a conference call interview with Mr. Toet.

On March 8, 2019, Schulte responded to Dentons’ March 7th proposal.

On March 12, 2019, Altai delivered a letter to the Company demanding an inspection pursuant to applicable Delaware law of the Company’s stockholder lists and certain other related books and records.

On March 19, 2019, Dentons responded to Altai’s demand, stating that the Company was prepared to make available information to which a shareholder is entitled under applicable Delaware law, subject to satisfaction of customary conditions including confidential treatment of the information provided by the Company.

BACKGROUND OF THE SOLICITATION

On March 13, 2019, Dentons notified Schulte of the Company’s intent to communicate a potential cooperative framework for settlement discussion purposes.

On March 14, 2019, the Board and the Nominating and Corporate Governance Committee met to discuss the status of potential nominees to the Board in greater detail.

On March 17, 2019, Dentons circulated a term sheet to Schulte containing a potential cooperative framework for settlement discussion purposes, which included agreeing to Altai’s settlement demand to expand the Board by two seats.  The term sheet proposed to nominate Messrs. Toet and Traub for election to the Board at the Annual Meeting to fill the vacant seats on the Board as a result of this proposed expansion.

On March 18, 2019, Schulte indicated that it did not accept the previously circulated potential cooperative framework term sheet.  Dentons explained to Schulte that the Board welcomed Altai to speak with Messrs. Toet and Traub about their candidacies as potential directors.

On March 21, 2019, the Board and the Nominating and Corporate Governance Committee formally met to discuss the status of potential director nominees and unanimously voted to expand the size of the Board from five to seven directors to be effective as of the date of the Annual Meeting, to approve invitations to Messrs. Toet and Traub to join the Board, to submit their nominations for inclusion in Proposal 1 for the election of directors to be considered at the Annual Meeting and to recommend a vote “FOR” the election of each of the Board’s nominees and “FOR” the ratification of the selection of KPMG as the Company’s independent registered public accountants.

On March 25, 2019, the Company filed a preliminary proxy statement with the SEC.

OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM ALTAI, EVEN TO VOTE “WITHHOLD” AS A PROTEST VOTE WITH RESPECT TO THE ALTAI NOMINEES, AS DOING SO WILL CANCEL ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED TO HAVE YOUR SHARES VOTED FOR THE BOARD’S NOMINEES ON A WHITE PROXY CARD, AS ONLY YOUR LATEST PROXY CARD OR VOTING INSTRUCTION FORM WILL BE COUNTED.

CORPORATE GOVERNANCE
Corporate Governance

Operating History

The Company’s history as a private and public company is below:

Private Company Timeline

1988	• Management Dynamics Inc. Founded
2002	• Launches First Global Trade Management (GTM) Solution
2006	• Bangalore Office Expansion; Opens First European Sales Office
2007	• Develops Enterprise Technology Framework (ETF)
2009	• Delivers First ETF Module
2011	• Management Dynamics Changes Name to Amber Road, Inc.
2012	• Delivers Entire GTM Suite in ETF
2013	• Acquires EasyCargo; Enters Chinese Market with China Trade Management (CTM) Solution

Public Company Timeline

2014	• Initial Public Offering Closes; Lists on the NYSE (AMBR) March 2014
2015	• Acquires Hong Kong Based ecVision
2017	• Expands Free Trade Agreement (FTA) Portfolio to Increase Coverage for New Low-Cost Sourcing Strategy
2019	• Expands Global Knowledge® Coverage to 170 Countries with 18 Million Annual Updates

Board of Directors Corporate Governance Highlights

Our Board has adopted, and is governed by, our Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Guidelines may be found on our website at www.investor.amberroad.com/corporate-governance and are available in print upon written request to the Company’s Corporate Secretary at our principal executive offices at Amber Road, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Highlights of our Corporate Governance Guidelines include the following:

➢	Independent Chairman. Although our Corporate Governance Guidelines do not require an independent Chairman, we have maintained an independent Chairman since prior to becoming a public company.

➢	Independent Directors. All of our directors qualify as independent under NYSE regulations, with the exception of our Chief Executive Officer.

➢	Independent Committees. The Board has three standing committees — Audit, Compensation, and Nominating and Corporate Governance. Each committee is comprised solely of independent directors.

➢	Regular Executive Sessions of Independent Directors. Our independent directors meet privately at every regular Board meeting with our independent Chairman presiding over such meetings.

➢
Board Access to Management. Our directors have ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results.

➢	Board Authority to Retain Outside Advisors. Our Board and committees have the authority to retain outside advisors.

➢	Board Review of Executive Officer Performance. The Board, on an annual basis, reviews the performance of its Chief Executive Officer and other named executive officers.

➢	Succession Planning. The Board, on an annual basis, reviews and updates the Company’s succession plan.

➢
Director Changes in Circumstances Evaluated. If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she must notify the Chairman and then it is within the decision of the Nominating and Corporate Governance Committee to determine whether resignation is in the best interest of the Company and stockholders.

➢
Director Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

➢
Director Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

➢
Regular Board and Committee Evaluations. The Board has an annual evaluation process which focuses on its role and effectiveness, including that of its committees, as well as fulfillment of its fiduciary duties. Our Board believes that a robust annual evaluation process is a critical part of its governance practices. Accordingly, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board. The Nominating and Corporate Governance Committee approves written evaluation questionnaires that are distributed to each director. The results of each written evaluation are provided to, and compiled by, the chair of the Nominating and Corporate Governance Committee. The chair of the Nominating and Corporate Governance Committee discusses the results of the performance evaluations with the full Board. Our Board, with the assistance of the Company’s general counsel, utilizes the results of these evaluations in making decisions on director nominees, Board agendas, Board structure, composition and effectiveness and committee assignments. As a result of past Board evaluations, we have made changes to Board meeting agenda and the form and scope of materials provided to directors. The results of the evaluations are reported to and reviewed by the full Board. For 2018, the Nominating and Corporate Governance Committee was satisfied with the Board’s performance and considered the Board to be operating effectively.

➢	Mandatory Retirement Age. No Board member may be nominated to a new term if he or she would be age 75 or older on the date the election is held.

➢
Overboarding. The Company’s policy is that (i) a non-employee Company director may serve on no more than five publicly-traded companies’ boards in addition to the Company’s Board, and (ii) a Company director, who is also a full-time employee of the Company, may serve on no more than one publicly-traded company’s board in addition to the Company’s Board. No director or nominee currently serves on more than three boards in addition to the Company's Board and the Board is considering a revision of its policy from five to four.

➢
Stock Ownership Guidelines. The Company’s Stock Ownership Guidelines provide that our non-employee directors and our Chief Executive Officer shall attain an investment position in our common stock having a value that is at least equal to two times total annual compensation and five times base salary, respectively, within the later of five years of the adoption of the ownership guidelines or from the date of appointment or election. The Board believes that meaningful ownership of the Company’s common stock helps align the interests of the Company’s CEO and directors with those of its stockholders and is consistent with the Company’s commitment to sound corporate governance.

CORPORATE GOVERNANCE

➢
Recoupment Policy. Under our Compensation Recoupment Policy, we expressly reserve the right to claw-back or recoup incentive-based or other compensation (including equity-based compensation) paid to any named executive officer if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting regulations.

➢
Hedging Policy. Under our Insider Trading Policy, we expressly prohibit (i) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock; (ii) engaging in short sales related to the Company’s common stock; or (iii) entering into any other transaction in which such person will profit if the value of the Company’s common stock falls.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for election as a director of the Company. The Committee may use outside consultants to assist in identifying candidates and will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.

Director candidates are evaluated in light of the then-existing composition of the Board, and the background and areas of expertise of existing directors and potential nominees. The Nominating and Corporate Governance Committee also considers the specific needs of the various Board committees. Our Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing to our Corporate Secretary at our principal executive offices set forth in this Proxy Statement provided that such nominations comply with the requirements of our Bylaws and Corporate Governance Guidelines. The evaluation process for director nominees who are recommended by our stockholders is the same as for any other nominee and is based on numerous factors that our Nominating and Corporate Governance Committee considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity reflecting ethnic background, gender, and professional experience, and the extent to which the nominee would fill a present need on our Board of Directors. The Nominating and Corporate Governance Committee will seek not only to identify potential Board candidates that would bring particular skills and experience to the Board, but also add to the gender and/or ethnic diversity of the Board.

The Nominating and Corporate Governance Committee also evaluates director qualifications on a holistic as well as individual basis. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that should assist the Board in fulfilling its responsibilities and the Board shall periodically review and update the criteria as deemed necessary. According to the Company’s Corporate Governance Guidelines, personal experience, as well as background, race, gender, age and nationality should be reviewed for the Board as a whole and diversity in these factors should be taken into account in considering individual candidates.

In its evaluation of director candidates, the Nominating and Corporate Governance Committee looks to the “Criteria for Nomination as a Director” as set forth in the Corporate Governance Guidelines, and considers the following:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend meetings of the Board and its committees.

•
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders.

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•
Nominees’ contributions to the diversity of the Board, including with respect to background, race, gender, age and nationality, will be considered and nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

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The re-nomination of existing directors is not viewed as automatic, but will be based on continuing qualification under the criteria set forth above. In addition, the Committee will consider the existing directors’ performance on the Board and any committee, which may include consideration of the extent to which the directors undertook continuing director education. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities.

The Nominating and Corporate Governance Committee will also consider (i) any specific minimum qualifications that it believes must be met by a nominee for a position on the Board, (ii) any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and (iii) the desired qualifications, expertise and characteristics of Board members, with the goal of developing an experienced and highly qualified Board. In making its recommendations, the Committee will consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities.

Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, and a demonstrated ability to think independently and work collaboratively. In addition, although the Nominating and Corporate Governance Committee does not maintain a formal diversity policy, the Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise, geography and personal backgrounds. Currently, our Board includes one woman and the members hail from different areas of the United States and one from Europe.

The Nominating and Corporate Governance Committee is responsible for assessing, together with the Board, the appropriate skills, experience and background that we seek in Board members in the context of our business and the existing composition of the Board. This assessment of Board skills, experience and background includes, among other criteria, the factors set forth below. The Board then determines whether a nominee's background, experience, personal characteristics, and skills would advance the Board's goal of creating and sustaining a Board that can support and oversee the Company's complex activities. Our Board is committed, as set forth under our Corporate Governance Guidelines, to considering diversity among directors and director candidates, and the Board reviews and assesses the effectiveness of its practices for consideration of diversity in nominating director candidates.

Listed below are the director skills and experience that we consider important in light of our current business and structure. The current directors collectively have a mix of various skills and qualifications, as set forth in the skills matrix below. Each director’s level of experience, on a scale of 5 (high) to 0 (no experience) for each skill, has been compiled below:

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Leadership Update

The Board seeks to effect a number of changes designed to strengthen the Company’s governance and financial and strategic performance, and to enhance its ability to create value for stockholders. These changes would result in the appointment of three new independent directors in approximately the last 18 months, who bring substantial industry expertise and strong track records of creating value for stockholders. These nominations derive from an extensive process to identify the strongest candidates to lead the Company forward with an appropriate mix of leadership continuity and novel perspective.
•
Independent Director Ralph Faison was appointed to our Board in December 2017, and was re-elected by our stockholders in 2018. Mr. Faison’s appointment was the result of an ongoing process to enhance the Board. We believe Mr. Faison is an ideal complement to our current directors given his experience as a director and chief executive officer of publicly traded companies, with a focus on global and strategic issues along with expertise in complex manufacturing and distribution systems.

•
In October 2018, our independent Chairman of the Board, Barry M.V. Williams, was appointed as Chairperson of our Nominating and Corporate Governance Committee, replacing the incumbent chairperson who resigned from the Board due to personal reasons and presently serves as a consultant to the Company.

•
The Board has nominated Andre G.F. Toet as an independent director. Mr. Toet brings a fresh perspective and extensive operating experience with successful logistics companies. In particular, Mr. Toet increases the Board's overall strength in the areas of Global Trade Management / Supply Chain Management and Global / International Expertise. His appointment was the result of an extensive process which included evaluating the skills of our current directors, and we believe Mr. Toet is an ideal complement to our current directors.

•
The Board has nominated Kenneth H. Traub as an independent director. Mr. Traub has a substantial record of value creation, and will in the Board’s view bring the necessary energy and experience to enable us to fully deliver on our mission for all stakeholders. In particular, Mr. Traub increases the Board's overall strength in the areas of Emerging Growth Software / Senior Leadership, Risk Management and Public Company Board experience. We believe Mr. Traub is an ideal complement to our current directors.

•	These changes contribute to refreshing and supplementing the skills and independence of the existing Board, including independent directors Williams, Craven and Howard.

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by two separate individuals. Mr. Williams has served as Chairman of the Board since 2004. Mr. Preuninger serves as Chief Executive Officer of the Company.  While the Board retains the discretion to combine the roles in the future, as it deems appropriate, the Board believes that with an independent director serving as Chairman, the interests of the stockholders are well represented and that proper governance is maintained. The Company believes that the Chairman can provide support and advice to the Chief Executive Officer; collaborate with the Chief Executive Officer on setting a strategic direction for the Company; preside over executive or independent sessions of the Board when management, including the Chief Executive Officer, is not present; participate in stockholder outreach and engagement efforts; and lead the Board in fulfilling its responsibilities. This leadership structure also provides the Company the advantage of different viewpoints and backgrounds. The Company believes that the current leadership structure of the Board is appropriate at the present time and allows the Board to fulfill its duties effectively and efficiently based on the Company’s current needs.

Board Committees and Charters

The Board has three standing committees — Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at www.investor.amberroad.com/corporate-governance.

CORPORATE GOVERNANCE

Audit Committee

Our Audit Committee is comprised of Rudy Howard (Chair), Pamela Craven and Ralph Faison. During 2018, John Malone was a member of the Audit Committee until he resigned from the Board on October 5, 2018 for personal reasons and was replaced on the Audit Committee by Mr. Faison. Each member of the Audit Committee is an independent director and satisfies the additional independence requirements for members of the Audit Committee imposed by NYSE rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the members of our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and the NYSE and does not serve on more than three audit committees of public companies. Our Board has determined that Mr. Howard qualifies as an “audit committee financial expert,” as defined by applicable SEC rules. The Audit Committee met five times in 2018. The Audit Committee assists our Board in its oversight of:

•	the audit and integrity of our financial statements;

•	our compliance with applicable law, risk assessment and risk management;

•	the qualification and independence of our independent registered public accounting firm;

•	the establishment and performance of our internal audit function and independent registered public accounting firm; and

•	the annual Audit Committee report.

Under our Audit Committee charter, the Audit Committee shall:

•	have direct responsibility for the appointment, compensation, retention, termination and oversight of the work of our independent registered public accounting firm;

•	oversee the independence of our independent registered public accounting firm;

•	establish and implement policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm;

•
review and discuss with management and our independent registered public accounting firm our internal control over financial reporting, the internal audit function, and changes in accounting and financial reporting principles;

•
review and discuss with management and our independent registered public accounting firm the overall adequacy and effectiveness of our Code of Conduct and Business Ethics and compliance with applicable laws, regulations and internal compliance programs; and

•
review with management and our independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

Our Compensation Committee is comprised of Pamela Craven (Chair), Barry Williams and Ralph Faison, each of whom is an independent director and satisfies the additional independence requirements of the SEC and the NYSE. Each member qualifies as a “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is also an “outside director” as defined under Section 162(m) under the Internal Revenue Code of 1986, as amended (“Code”). Our Compensation Committee oversees our overall compensation program. The Compensation Committee met six times in 2018. Our Compensation Committee charter provides that the Compensation Committee shall, among other responsibilities:

•	oversee the Company’s overall compensation philosophy, compensation plans and benefit programs;

•	review, evaluate and approve executive officer compensation and performance, including the Chief Executive Officer, on an annual basis;

•	approve equity grants to executive officers, or, if the Compensation Committee deems appropriate, recommend them to the full Board for approval;

•	review and approve any consulting arrangements, employment contracts or severance agreements with any executive officer;

•	assess whether the compensation structure encourages undue risk-taking;

•	adopt or modify any incentive compensation plan, or, if this action would require stockholder approval, recommend it to the full Board for approval and proposal to the stockholders;

•	review and recommend to our Board any director compensation programs for our independent directors;

•	conduct an annual assessment of the Compensation Committee’s effectiveness;

•	have power to engage compensation consultants, advisors or legal counsel; and

CORPORATE GOVERNANCE

•
generally review the Company’s overall compensation strategy to ensure that it aligns with the interests of the Company’s stockholders, supports the Company’s objectives, and provides appropriate rewards and incentives to serve the long-term best interests of the Company.

None of the individuals who served on our Compensation Committee during 2018 currently serve, or has at any time served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Barry Williams (Chair), Rudy Howard and Ralph Faison, each of whom is an independent director. In 2018, John Malone was a member of the Nominating and Corporate Governance Committee and served as Chair of the Nominating and Corporate Governance Committee from March 1, 2018 until he resigned from the Board and the Nominating and Corporate Governance Committee on October 5, 2018 for personal reasons, and former director Kenneth Harvey was a member of the committee until May 1, 2018 and served as Chair until March 1, 2018. Mr. Faison was appointed to the Nominating and Corporate Governance Committee on January 28, 2019.  The Nominating and Corporate Governance Committee met four times in 2018. Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee shall:

•	search for, identify and evaluate individuals qualified to become Board members and recommend individuals to be nominated for election to our Board;

•	develop, maintain and oversee the Corporate Governance Guidelines and Code of Conduct applicable to members of the Board and for monitoring the independence of the Board;

•	advise our Board regarding appropriate corporate governance policies, and changes thereto, and assist our Board in achieving them;

•	have sole discretion to retain a search firm for the purpose of identifying director candidates;

•	review the performance of each director standing for re-election and the independence of each director;

•	conduct an annual assessment of the effectiveness of the Board;

•	have responsibility for succession planning for executive officers; and

•	review and consider actual and potential conflicts of interest of management and directors.

Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. From time to time, senior executives review these risks with our Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and present the steps taken by management to address such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including the strategic objective to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

Of growing importance to the Board, as well as to the Software-as-a-Service (“SaaS”) industry in general, are the risks associated with cyberattacks and security and privacy breaches. In the course of our service engagements with clients, we have access to confidential customer and personal information. Any breach of security or privacy, unauthorized access or usage, viruses or similar breach or disruption could cause serious damage to our reputation, early termination of our contracts, invite regulatory investigation and cause us to incur significant costs associated with litigation, indemnification and remediation, all potentially adversely impacting our results of operations and financial condition. The Board manages this risk through education, greater direct communication with, and periodic Board reporting from, the Chief Information Officer and the recently created position of Director of Global Information Security & Compliance.

CORPORATE GOVERNANCE

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and through reviews of compliance issues in the appropriate committees of our Board. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee		Primary Risk Oversight Responsibility
Audit Committee	•
Oversees financial risk, including capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk, internal controls and other non-compliance with our Code of Conduct.

Nominating and Corporate Governance Committee	•
Oversees the assessment of each Board member’s independence to avoid conflict, determine effectiveness of the Board and committees, and maintain good governance practices through our Corporate Governance Guidelines and Code of Conduct.

Compensation Committee	•
Oversees our compensation policies and practices to ensure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response.

Code of Conduct and Business Ethics

Our Board has adopted a Code of Conduct and Business Ethics that applies to our directors as well as all of our staff members, including our executive officers. To view our Code of Conduct and Business Ethics, please visit our website at www.investor.amberroad.com/corporate-governance. We intend to disclose future amendments to certain provisions of our Code of Conduct and Business Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Conduct and Business Ethics in 2018.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, (i) a related person is any person who is an executive officer, director, director nominee, or a beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any such persons, and (ii) a related person transaction, subject to certain exceptions, is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest in the transaction.

Under the policy, if a transaction has been identified as a related person transaction it must be reported to our General Counsel, and be reviewed and approved by the Audit Committee. No member of the Audit Committee can participate in any review, consideration or approval of any related person transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related person transaction to the Audit Committee. In addition, under our Code of Conduct and Business Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

CORPORATE GOVERNANCE

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

On October 5, 2018, the Company entered into a Consulting Agreement with former director John Malone that provides for a monthly consulting fee in the amount of $5,000 per month through June 30, 2020 and the one-time issuance of 9,595 restricted stock units pursuant to the Company’s 2012 Omnibus Incentive Compensation Plan. The Audit Committee found that the transaction with Mr. Malone was a related person transaction.  Consistent with the Company’s Related Party Transaction Policy, the Audit Committee reviewed and considered all factors that are relevant under such policy and concluded that the transaction and services to be provided were on an arm’s length basis and determined that under all of the circumstances the transaction was not inconsistent with the best interests of the Company.  After review, the Board adopted the findings and recommendation of the Audit Committee.

Other than the above transaction, there have been no transactions since January 1, 2018 to which we have been a participant in which the amount involved exceeded or would exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or would have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation”. For a description of severance and change in control arrangements that we have entered into with some of our executive officers, see the sections of this Proxy Statement entitled “Management Severance Policy” and “Change in Control Agreements.”

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our independent directors.

Director Independence

At least annually, the Nominating and Corporate Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a stockholder or officer of an organization that has a relationship with the Company).  In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating and Corporate Governance Committee fully and promptly informed as to any development affecting a director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of the NYSE and the requirements of the SEC. Mr. Preuninger is not independent based on his service as our CEO. Mr. Preuninger is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

Board Meetings

The Board held 12 meetings in 2018 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. The independent directors met in executive session without management at all regularly scheduled meetings of the Board, with the independent Chairman presiding over such sessions. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the required members of the Board were present at our 2018 Annual Meeting of Stockholders.

CORPORATE GOVERNANCE

Communication with the Board

We believe that engaging with our stockholders is fundamental to our commitment to good governance and important to our success. Throughout the year, we seek opportunities to connect with our stockholders to gain and share valuable insights into current and emerging business and governance trends. During 2018, we held numerous meetings with stockholders to discuss various key corporate matters, including our business outlook, growth opportunities and key governance practices. In 2018, our Chairman, independent directors and members of senior management discussed such matters with stockholders representing over 50% of our outstanding shares.  We conduct stockholder engagement throughout the year and our Board and management have a record of engaging with our stockholders and seeking their input on important matters, including with respect to stockholder views on the Company’s performance, Board leadership, and other topics of interest. We also conduct quarterly earnings calls where we try to answer many of the questions that we receive during our investor outreach. Our Annual Meeting of Stockholders provides an additional opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chair of the Nominating and Corporate Governance Committee.

Corporate Governance Materials Available on the Amber Road Website

Our corporate governance principles are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. Many of these principles and policies relating to corporate governance at the Company are available on the Corporate Governance section of our website, www.investor.amberroad.com/corporate-governance, including:

•	Corporate Governance Guidelines
•	Certificate of Incorporation
•	Bylaws
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Guidelines for Director Qualification
•	Code of Conduct and Business Ethics

You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. Please specify which documents you would like to receive.

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 -
Election of Directors

Our Board currently consists of five members: James Preuninger, Pamela Craven, Rudy Howard, Barry Williams and Ralph Faison. In accordance with our Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of Stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Under NYSE rules, our classes must be of approximately equal size. Our directors are currently divided among the three classes as follows:

•	Class I – Mr. Preuninger and Mr. Faison are the Class I directors whose terms expire at the 2021 Annual Meeting of Stockholders.

•
Class II – Mr. Howard is the Class II director whose term expires at this 2019 Annual Meeting of Stockholders. Mr. Howard has been nominated for re-election and Andre G.F. Toet and Kenneth H. Traub have been nominated for election at this Annual Meeting as the Class II directors for three-year terms expiring at the 2022 Annual Meeting of Stockholders.

•	Class III - Ms. Craven and Mr. Williams are the Class III directors whose terms expire at the 2020 Annual Meeting of Stockholders.

The current Board members, committee involvement and certain other relevant information is set forth below:

Director	Age	Director Since	Nominating & Corporate Governance Committee	Audit Committee	Compensation Committee
Pamela Craven	65	2014		√	Chairperson
Ralph Faison	60	2017	√	√	√
Rudy Howard	61	2012	√	Chairperson
James Preuninger, Chief Executive Officer	59	2002
Barry Williams, Chairman of the Board	72	2004	Chairperson		√

Pursuant to our Certificate of Incorporation, only our Board can fill any vacancies on our Board until the next succeeding Annual Meeting of Stockholders. In accordance with NYSE rules, any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

It is proposed to elect three Class II directors to serve for a three-year term expiring at our Annual Meeting of Stockholders in 2022. Upon recommendation of our Nominating and Corporate Governance Committee, the Board has re-nominated Rudy Howard and has nominated Andre G.F. Toet and Kenneth H. Traub for election, as Class II directors. Biographical information about each nominee and each director whose term will continue after the Annual Meeting is set forth below. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee proposed by the Board or the number of directors may be reduced accordingly. Each of the Board’s nominees has agreed to serve as a nominee, to being named as a nominee in this Proxy Statement, and to serve as a director, if elected. The Board has no reason to believe that any nominee will be unable to serve.

PROPOSAL 1 – ELECTION OF DIRECTORS

Vote by a plurality of the shares present in person (including by remote communication, if applicable) or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors under Proposal 1. This means that, among the Company’s nominees and the nominees proposed by Altai, the three nominees receiving the highest number of “FOR” votes of the shares entitled to be voted in the election of directors will be elected. You may vote on the WHITE proxy card “FOR ALL” nominees, “WITHHOLD FOR ALL” nominees, or “FOR ALL EXCEPT” the specific nominee from whom you “WITHHOLD” your vote. There is no “against” option. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three directors and stockholders may not cumulate votes.

Nominees for Election at this Annual Meeting

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board. All of our nominees meet the qualifications and skills of our Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers.

Rudy C. Howard

Mr. Howard has served as a director since 2012. Mr. Howard has served as the Chief Financial Officer of vTv Therapeutics Inc., a publicly held, clinical-stage pharmaceutical company since 2015. Prior to joining vTv Therapeutics Inc., he spent more than five years as CFO at SciQuest, Inc., an international spend-management software company, from 2010 to 2015. He has also served as CFO for a number of other public and private multi-national companies in the life sciences and software industries, including MDS Pharma Services and Pharmaceutical Product Development (PPD). Mr. Howard spent the first half of his career in public accounting, where he became an assurance partner with PricewaterhouseCoopers. He served clients in the pharmaceutical, biotechnology, high technology and financial services industries. Among his areas of expertise were public company disclosure compliance, including guiding a number of clients through the IPO process, and merger and acquisition consulting. Mr. Howard is a certified public accountant and earned his B.A. in accounting from North Carolina State University. In addition, since 2012, Mr. Howard has served as a director and member of the audit and compensation committees of Metabolon, Inc., a privately-held diagnostics and services company. We believe Mr. Howard’s extensive experience with financial and accounting matters and his background as an executive officer at several public companies qualify him to serve on our Board.

Andre G.F. Toet

Mr. Toet, 55, has extensive experience in the maritime, port and logistics sectors. Mr. Toet is currently the owner of InsulaT, a consultancy and management advisory company. From 2015 to 2018, Mr. Toet was executive chairman at essDOCS, a digital e-bill of lading company. From 2011 to 2016, Mr. Toet was Chief Executive Officer and a member of the Board of Sohar Industrial Group in Oman, a deep sea port and freezone established by the Port of Rotterdam and the Omani government. Mr. Toet has served in key leadership roles in the maritime/logistics and port businesses, in various roles at Portbase, essDOCS and Cargonaut over the course of his 30 year career. From May 2017, he has been chairman of Cargonaut Nederland B.V. and Barene Holding.  From 2008 to 2010, Mr. Toet was COO of the Port of Rotterdam. Prior to such time, Mr. Toet held executive roles at Maersk Line and P&O Nedlloyd, where he served as director of European operations. Mr. Toet received his BSc. Degree from Nautical College Terschelling and earned his third mate certificate before receiving his HAVO diploma. We believe Mr. Toet’s international logistics and operations leadership and industry expertise qualify him to serve on our Board.

PROPOSAL 1 – ELECTION OF DIRECTORS

Kenneth H. Traub

Mr. Traub, 57, currently serves as Chairman of the Board of DSP Group, Inc. (NASDAQ: DSPG), a leading supplier of wireless chipset solutions for converged communications and Intermolecular, Inc. (NASDAQ: IMI), as director at Immersion Corporation (NASDAQ: IMMR), a leading innovator in haptics technologies and as director at Tidewater, Inc. (NYSE: TDW), a leading global owner and operator of offshore support vessels. Mr. Traub previously served on the boards of directors of (i) Phoenix Technologies, Inc., a supplier of the basic input output system for the personal computer industry, from 2009 until the company was sold in 2010, (ii) iPass, Inc., a provider of mobility services for Enterprises and Carriers, from 2009 to 2013, (iii) MIPS Technologies, Inc., a provider of industry standard processor architectures and cores, from 2011 until the company was sold in 2013, (iv) Xyratex Limited, a leading supplier of data storage technologies, from 2013 until the company was sold in 2014, (v) Vitesse Semiconductor Corporation, a supplier of integrated circuit solutions for next-generation carrier and enterprise networks, from 2013 until the company was sold in 2015, (vi) Athersys, Inc., a biotechnology company engaged in the discovery and development of therapeutic product candidates from 2012 to 2016, (vii) A. M. Castle & Co., a specialty metals distribution company from 2014 to 2016, (viii) as Chairman of the Board of MRV Communications, Inc., a supplier of communication networking equipment from 2011 until the company was sold in 2017, and (ix) IDW Media Holdings, a diversified media company, from 2016 to 2018. He also served as the Chairman of the Board of the New Jersey chapter of the Young Presidents Organization in 2010 and 2011 and on the board of the New Jersey chapter of the World Presidents Organization from 2012 through 2018. From 2015 through January 2019, Mr. Traub served as Managing Partner of Raging Capital Management, LLC, a registered investment firm.  From 2009 through 2015, Mr. Traub was President and Chief Executive Officer of Ethos Management LLC, a private investment and consulting firm. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in 2008, Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices for the protection of documents and products against counterfeiting. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications. In 1994, Mr. Traub co-founded Voxware, Inc., a pioneer in voice over Internet protocol communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998. Mr. Traub received a BA from Emory College and an MBA from Harvard Business School. We believe Mr. Traub’s extensive experience as a shareholder advocate  and public company director experience qualify him to serve on our Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE NOMINEES NAMED ABOVE

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ABOVE UNLESS OTHERWISE SPECIFIED

Directors Continuing in Office

The following Class I and III directors shall continue in office, furthering the Company’s efforts to ensure that the Board has the balance of skills and expertise to hold management accountable and provide sound oversight for the Company’s global strategy:

Pamela F. Craven

Ms. Craven became a director in March 2014 upon the completion of our initial public offering. Beginning in 2000, Ms. Craven served as General Counsel of Avaya Inc., a global organization that develops, manufactures, sells and services communications products and software for enterprises. From 2007 to 2014, she also served as Chief Administrative Officer of the organization, responsible for functions including Internal Audit, Enterprise Risk Management, Security & Business Continuity, Board Governance and Administration, Human Resources, Real Estate, Compliance, Global Trade, Government Affairs and Law & Contracting. She also served as a member of the Avaya Executive Committee and Chief Compliance Officer. Ms. Craven ceased to be an executive officer of Avaya on June 30, 2014 and retired from Avaya on December 31, 2014. Ms. Craven previously served on the boards of directors of Avaya Inc. Global Connect, Ltd. (2009–2010), a publicly traded Indian company, and Avaya-Tenovis GmbH (2004–2006). She is currently active at the University of Pennsylvania Law School Center for Ethics and the Rule of Law, having completed her 10-year term as overseer in October 2014. She is a member of the board of the New Jersey Chapter of the National Association of Corporate Directors; was a member of the board of the New Jersey Women Lawyers Association from 2014-2018; and is a member of the American Law Institute. She was also elected in 2019 to serve on the board of the Island Housing Trust, a non-profit developer of permanently affordable year-round housing. We believe Ms. Craven’s background as an executive of a technology company in the fields of law, corporate governance, compliance, governance, transactions and business administration qualifies her to serve on our Board of Directors.

PROPOSAL 1 – ELECTION OF DIRECTORS

Barry M. V. Williams

Mr. Williams has served as Chairman of our Board since 2004. Previously, Mr. Williams held numerous executive-level positions at P&O Nedlloyd, the second largest ocean carrier in the world prior to its acquisition by A.P. Moller Maersk. Mr. Williams’ career at P&O Nedlloyd spanned more than 35 years, culminating in his service as chief executive officer and as a member of the executive committee until 2005, when Mr. Williams retired from P&O Nedlloyd. As the leader of P&O Nedlloyd, he successfully consolidated its back office operations in China and India, diversified into freight forwarding and supply chain management services, and implemented the company’s strategic e-commerce systems. From 2007 through 2011, and since 2013, Mr. Williams has served as chairman of ESS-Databridge Exchange Limited, a provider of electronic shipping and trade documentation and data solutions. We believe Mr. William’s management experience in the shipping and supply chain management industries and his experience with strategic growth companies in the global trade management industry qualify him to serve on our Board.

James W. Preuninger

Mr. Preuninger is a co-founder of our Company and has served as Chief Executive Officer and a member of our Board since 2002. As Chief Executive Officer, Mr. Preuninger oversees sales and marketing, finance, data center operations, general and administrative staff, and corporate development. He is responsible for opening new markets and expanding our portfolio of solutions through strategic partnerships and acquisitions. Mr. Preuninger began his career at IBM Corporation, where he held several positions in sales and marketing. The Nominating and Corporate Governance Committee believes that Mr. Preuninger’s background as a co-founder of our Company and long-term service as our Chief Executive Officer provide the Board with invaluable insight into the inner workings of our Company, enhance the efficiency of the Board’s oversight function and qualify him to serve on our Board.

Ralph Faison

Mr. Faison became a director in 2017 and most recently served, from 2011 to 2014, as the President, Chief Executive Officer and Chairman of the Board of publicly-traded Pulse Electronics Corporation, a worldwide leader in electronic component design and manufacture with a broad international customer base. From 2002 to 2007, Mr. Faison served as Chief Executive Officer and director of publicly-traded Andrew Corporation, a manufacturer of communications equipment and systems, where he also served for a time as its Chief Operating Officer prior to its acquisition by CommScope, Inc. in 2007. Mr. Faison’s prior experience also includes serving as President and Chief Executive Officer of Celiant Corporation, prior to it being acquired by Andrew Corporation; Vice President of the New Ventures Group at Lucent Technologies; and, various positions with AT&T. Mr. Faison also served on the Board of Directors of NETGEAR, Inc. from 2003 to August 2018, during which time he also served as the chair of its Compensation Committee and a member of its Nominating and Corporate Governance Committee and Cyber Security Committee. Since August 2018, Mr. Faison has served as Chairman of the Board of Directors of Arlo Technologies, Inc. He also serves on the Board of Directors of Giga IO Networks, a privately held start-up providing interconnect performance to cluster based computing, and on the Board of Directors of privately held Wilson Electronics, the country’s leading manufacturer of cellular signal booster technology. The Nominating and Corporate Governance Committee believes that Mr. Faison’s experience as a public company CEO, his experience with multi-national companies and his public company directorships qualify him to serve on our Board.

EXECUTIVE COMPENSATION DISCUSSION

Executive Compensation Discussion
Select Financial and Strategic Highlights

Our mission is to dramatically transform the way companies conduct global trade.  Through our cloud-based global trade management (GTM) software, trade content and training, we strive to help companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk.  We aim to achieve this by creating a digital model of the global supply chain that enables collaboration between buyers, sellers and logistics companies.  We replace manual and outdated processes with comprehensive automation for global trade activities, including sourcing, supplier management, production tracking, transportation management, supply chain visibility, import and export compliance, and duty management.

Financial Performance

Our fiscal year 2018 results include the following:

Revenue
•  Total revenue was $85.2 million, an increase compared to $79.1 million in 2017.
•  Subscription revenue was $62.6 million, an increase compared to $58.5 million in 2017.
•  Professional Services revenue was $22.5 million, an increase compared to $20.6 million in 2017.

Operating Income (Loss)
•  GAAP operating loss was $(11.8) million, compared to $(11.4) million in 2017.
•  Non-GAAP adjusted operating income (loss) was $0.4 million, compared to $(5.3) million in 2017.

Net Loss
•  GAAP net loss was $(13.6) million, compared to $(13.0) million in 2017.
•  Non-GAAP adjusted net loss was $(1.3) million, compared to $(6.9) million in 2017.

Adjusted EBITDA
•  Adjusted EBITDA was $5.4 million for 2018 and $0.1 million for the comparable period of 2017.

The Compensation Committee seeks to align executive compensation with key performance metrics that impact long-term value creation. In particular, over the past several years, the Board and the Compensation Committee challenged our executives to lead us in our efforts to achieve greater profitability as measured by Adjusted EBITDA, a non-GAAP financial measure, while continuing to focus on growth in overall revenue and subscription revenue specifically.  The Company’s improvement in Adjusted EBITDA reflects this effort.  We believe the Company’s compensation practices are aligned with the Company’s recent financial performance and strategic initiatives.

EXECUTIVE COMPENSATION DISCUSSION

Year Ended	Adjusted EBITDA
December 31, 2018	$5,407,316
December 31, 2017	$86,500
December 31, 2016	$(3,742,7070)
December 31, 2015	$(10,484,749)
We use Adjusted EBITDA as a measure of operating performance because it assists us in comparing performance on a consistent basis across reporting periods, as it removes from our operating results the impact of our capital structure and adds back compensation expenses attributable to stock compensation. We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of our capital structure and the method by which assets were acquired, among other excluded items. EBITDA is generally defined as net income (loss) plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA generally consists of EBITDA plus our non-cash, stock-based compensation expense, puttable stock compensation, changes in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs, among other items. Please see Annex B for a reconciliation to GAAP of the 2015, 2016, 2017 and 2018 Adjusted EBITDA and other non-GAAP measures used elsewhere in this Proxy Statement.

EXECUTIVE COMPENSATION DISCUSSION

Strategic Highlights

In 2019, the Company is focusing on a number of key strategic objectives to drive its business forward, with the aim of helping its customers manage the increasing complexity and velocity of changes in global trade, much of which is driven by the U.S. trade policy and tariff retaliation against that trade policy, the withdrawal of the United Kingdom from the European Union (“Brexit”), an acceleration of new free trade agreements and changing regulation in China and other major markets.

Sales and Marketing Initiative

The Company has been increasing its focus on key areas related to sales and marketing in order to add new customers and expand across its current customer base. The Company’s creation of a new sales account management team is a key driver in this initiative.  The team’s account managers have been sourced from the Company’s professional services team in order to leverage the existing domain expertise, product skills and customer service history of the Company’s personnel, and to permit the Company’s sales directors to focus on their core competency in new customer acquisition. Account managers will provide a more personalized and hands-on relationship with the Company’s enterprise customers to insure customers are receiving full value from their subscribed-to solutions, to increase customer satisfaction with the solutions (resulting in higher retention rates) and to identify cross and up-selling opportunities. Additionally, the Company has recently implemented account-based marketing (“ABM”) in the United States and has expanded the program in Europe. ABM is designed to complement more traditional lead generation with efforts to engage a specific set of highly-valued and targeted enterprise accounts. ABM facilitates alignment between various Company functional units, including sales, marketing, business development and product management to create better messaging and higher levels of sales engagement with senior executives.

Capitalizing on Increased Regulatory Complexity

Key elements of the international trade arena are also an important area of focus of the Company’s corporate strategy. The Company seeks to capitalize on the need among the Company’s existing customers and the Company’s potential customer base for enhanced export compliance on a global scale in response to recent regulatory developments. The pending impact of Brexit and its impact on global trade, particularly among net exporters to the United Kingdom is an important area of focus of the Company’s customer base expansion efforts in overseas markets.  The U.S., Canada and Mexico signed a trade deal intended to replace NAFTA in November 2018 known as the United States-Mexico-Canada Agreement (“USMCA”), which is subject to ratification in the U.S. Congress.  The shifting regulatory landscape and increased trade complexity emergent from uncertainty associated with United States trade policies, Brexit and the USMCA, if ratified, are important drivers of demand that the Company will seek to leverage in attracting and retaining customers.

The economic consequences of trade policies and “trade wars” are difficult to forecast and quantify. However, organizations impacted by these situations may have to rapidly adapt and explore alternatives to shift business to parts of the world where they can continue to decrease costs and increase profits. Today’s corporations are more mobile than ever before and must have the ability to anticipate and adapt to change. The Company, with its extensive global trade coverage and cloud solutions, can assist business with (i) quickly making the correct trade decisions in response to change and (ii) exploring trade with regions of the world that are now becoming more welcoming of, and cost effective for, business.

Providing Global Solutions to Subscribers Across Markets

The Company’s corporate strategy calls for subscription growth to be a key driver of its business, both within the United States and abroad.  Execution across geographic markets is a key objective of the Company’s efforts to achieve balanced, sustained growth to channel increasingly polycentric market demand into multiple revenue drivers.  For example, China is an important long-term strategic driver of the Company’s execution on its global corporate strategy. The Company expects to see strong activity for its China Trade Management (CTM) solution as China overhauls its customs processes. The Company’s CTM module provides an important gateway to many large customers using a moderately priced product that may act as a gateway for future purchases of the Company’s wider offerings, including the Company’s Global Trade Management suite.  The cross-industry nature of China’s expansion, across automotive, chemical and pharmaceutical industries, among others, provides multiple levers from which the Company can increase demand in China for its trade solutions for both pre-trade payments and post-trade logistics solutions.

EXECUTIVE COMPENSATION DISCUSSION

The Company continues to expand its functional footprint increasing its mission to automate as much of the global supply chain execution market as possible. To that end, the Company is increasing the digital journey of an export or import transaction by adding capability to direct file these transactions to customs. This capability will provide the Company’s customers with options for the last customs mile. That is, customers can choose to pass the digital transaction on to their freight forwarder or customs broker for filing with customs, or choose to directly file the export or import customs entry themselves. In addition, the Company continues to expand the Trade Agreement capabilities of its customers on a global basis and expects to further increase their industry lead with regard to Trade Agreement support. Both of these initiatives are expected to further subscription growth throughout the year.

The Company has also partnered with Dow Jones to incorporate certain Dow Jones Restricted Party Lists within the Company’s export and import compliance solutions. These lists are not directly available through government sources and are built and maintained by the Dow Jones Risk and Compliance group. By incorporating these lists directly into the Company’s software, customers enjoy a comprehensive solution combining best of breed content with automation software providing a single central solution and process. The Company expects the Dow Jones content to drive subscription growth throughout the year.

EXECUTIVE COMPENSATION DISCUSSION

Amber Road, Inc. 2018 Named Executive Officers (“NEOs”)
James Preuninger Chief Executive Officer
Thomas Conway Chief Financial Officer
Nathan Pieri Chief Product Officer
Compensation Committee Report on Executive Compensation:

The Compensation Committee (“Committee”) has reviewed and discussed this Report on Executive Compensation for the fiscal year ended December 31, 2018 with management. In reliance on the reviews and discussions with management relating to this Report on Executive Compensation, the Committee has recommended to the Board, and the Board has approved, that this Report on Executive Compensation be included in this Proxy Statement.

Compensation Committee of the Board,

Pamela Craven (Chair)
Barry Williams
Ralph Faison

Executive Compensation Summary

The following discussion of executive compensation provides a detailed description of our compensation philosophy, policies, practices and the factors and process used in making compensation decisions for our NEOs.  The highlights of this executive compensation decision making process are the following:

•             Base salaries of our NEOs were not increased from 2017 to 2018;

•            The 2018 target bonus percentages under the Short-Term (Annual Cash) Incentive Program remained the same as for 2017.  The three financial metrics from 2017 (revenue, annual subscription value, and adjusted EBITDA) continued to be regarded as key financial metrics and were kept in place for 2018.  However, for the NEOs other the CEO an individual objective component was added.  The three financial metrics were weighted equally for the CEO and for the other NEOs the weighting was: revenue (30%), annual subscription value (20%), adjusted EBITDA (30%), and individual objective (20%);

•             Payouts under the three financial metrics for the 2018 Short-Term (Annual Cash) Incentive Program ranged from 86% to 200% of target; and

•         Long-Term (Equity) Incentives for 2018 were delivered to the NEOs solely in the form of restricted stock units (“RSUs”), reflecting the Committee’s determination that, while the potential delivery of equity awards in the form of performance stock units (“PSUs”) and stock options continue to be an important part of the Company’s overall compensation design philosophy, solely using RSUs represented the most appropriate approach for 2018.

The Compensation Committee believes that the Company’s executive compensation design practices have led to an appropriate match between the amount of compensation paid the Company’s NEOs and stockholder values.  The Compensation Committee retains FW Cook & Co. and previously retained Pearl Meyer Partners, LLC to advise the Committee on pay decisions regarding the Company’s NEOs, other executive management and non-employee directors and to keep the Committee apprised of compensation trends and best practices.

Executive Compensation Policies and Practices

We strive to implement sound executive compensation policies, including compensation-related corporate governance standards. We maintain the following executive compensation policies and practices, which we believe drive performance and prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests or encourage undue or inappropriate risk-taking on the part of executive management or other employees:

EXECUTIVE COMPENSATION DISCUSSION

Policy/Practice	Summary
Recoupment (Claw-Back) Policy
Under our Compensation Recoupment Policy, we expressly reserve the right to claw-back or recoup incentive-based or other compensation (including equity-based compensation) paid to any NEO if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws or regulations.

No Excise Tax Payments or Gross-Ups
We have not and will not enter into any change in control agreement or arrangement with an NEO that provides for an excise tax gross-up payment. We do not provide any tax gross-ups, except for business-related payments such as reimbursement of certain moving and relocation expenses for newly-hired and current executives who agree to relocate to work on the Company’s behalf.

Limited Perquisites	We provide limited perquisites or other personal benefits to our NEOs and provide air and other travel for our NEOs for business purposes only.
Anti-Hedging Policy
Our employees, including our NEOs, and directors are not permitted to hedge their economic exposure to our equity securities or enter into any other transaction in which they profit if the value of the Company’s common stock falls.

Incentive Compensation Amounts Subject to Thresholds and Maximums
Our annual incentive cash performance bonuses have threshold performance requirements that must be achieved to receive payment and are subject to maximum payment “caps” and to formulaic “decelerators” and “accelerators” so that underperformance and overachievement of the target levels have fractional or multiplier effects, as the case may be, in order to decrease risk.

Stock Ownership Requirements
Our Stock Ownership Guidelines provide that our non-employee directors and our Chief Executive Officer shall attain an investment position in our common stock having a value that is at least equal to two (2x) times total annual compensation and five (5x) times base salary, respectively, within the later of five years from the adoption of the stock ownership guidelines or from the date of appointment or election.

Independent Compensation Consultant
FW Cook & Co. and Pearl Meyer Partners, LLC (prior to August 14, 2018) were retained directly by the Committee, and advise the Committee on pay decisions regarding our NEOs, other executive management and non-employee directors, and keep the Committee apprised of compensation trends and best practices. They are independent compensation consultants and performed no other services for us.

Compensation Risk Assessment	The Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.
Long-Term Equity Awards
Our long-term equity awards for employees are generally granted based on a specific target percent of base compensation, are generally awarded during a set period of time following our fiscal year-end results and with valuation and exercise price corresponding directly to the grant date.

No Single Triggers
We do not have “single-trigger” equity vesting acceleration upon a change in control for RSUs, PSUs, stock options or other equity awards. In the event of a change in control, a qualifying termination of employment, or “double-trigger,” is required for accelerated vesting of equity awards.

Performance Awards
Performance vested awards such as PSUs issued after March 9, 2017 under our 2012 Omnibus Incentive Compensation Plan (“2012 Plan”), may only vest on a change in control based on actual performance or the application of a pro-rated performance period to target performance.[1]

Minimum Vesting Requirements	Under our 2012 Plan, equity awards granted after March 9, 2017 have a minimum vesting period of one year[1], with full vesting generally over four years.
Peer Group Analysis
The Committee reviews total direct compensation (base salary, annual cash incentive and long-term equity incentive awards) and the mix of compensation components for the NEOs relative to our peer group as one of the factors in determining if compensation is appropriate and adequate to attract, motivate and retain executive officers.

1 Up to 5% of the shares reserved for issuance under the 2012 Plan as of March 10, 2017 (less any shares previously issued under the 2012 Plan or issuable pursuant to awards granted prior to March 10, 2017 under the 2012 Plan) are not subject to the change in control vesting restrictions on performance vested awards or the one-year minimum vesting requirement.

Executive Compensation Philosophy

Philosophy

The Company is a leading provider of cloud-based global trade management (GTM) solutions, helping companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk - a very specialized industry.  Accordingly, the Company’s NEOs must have the skills and experience to manage an organization spread over several countries operating within varying business and complex regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on attracting, retaining and rewarding the right candidates for their contributions.

EXECUTIVE COMPENSATION DISCUSSION

The Committee strives to establish an executive compensation program offering competitive total direct compensation opportunities, which are aligned with stockholder return through established performance criteria.  The Committee is guided by the following principles in establishing and assessing compensation programs and policies for the NEOs:

•
Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole, or one or more of its divisions or business units, as well as to the individual’s performance;

•
The interests of the NEOs and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a portion of the NEOs’ total direct compensation in the form of equity-based incentives; and

•	Total direct compensation must be competitive with our peer group, as well as broader industry survey data.

To accomplish the above objectives, our compensation practices generally include three elements: Base Salary, Short-Term (Annual Cash) Incentive Awards and Long-Term (Equity) Incentive Awards. For 2018, the majority of target compensation for each NEO was “at-risk”, variable and based on the Company’s performance, with 84% of our CEO’s direct target compensation and 74% of our other NEOs’ direct target compensation, that could be earned, based on our performance and paid in the form of annual cash incentives, as well as stock options, RSUs and PSUs. The accompanying chart generally illustrates the 2018 allocation of target total variable and at-risk compensation for the CEO and the other NEOs under our compensation philosophy.

Principal Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;
•
Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals and incentivize management to further our stockholders’ long-term interests by making effective decisions based on appropriate metrics;

•	Align management and stockholder interests by encouraging long-term value creation;
•	Support important corporate governance principles and best practices; and
•
Take into account the tax, accounting, cash flow and dilution consequences of the executive compensation program in a way that is most financially efficient, consistent with achieving the above objectives.

EXECUTIVE COMPENSATION DISCUSSION

Responsible Party	Primary Roles and Responsibilities
Compensation Committee - (Comprised solely of independent directors and reports to the Board)
•  Leads the process for the evaluation by the Board of the performance of the CEO and the Company as a whole within the context of the economic and financial environment within which the Company operates and the establishment of quantitative and qualitative corporate strategies and objectives.
•  Provides feedback to the CEO on performance and objectives.
•  Determines and approves compensation packages for our NEOs and reports its compensation recommendations to the full Board.
•  Reviews and approves all compensation programs in which our executive management participate.
•  Oversees the Board’s relationship with and response to stockholders on executive compensation matters.
•  Exercises the sole authority to select, retain and/or obtain advice from compensation consultants, legal counsel and other outside advisors and assesses the independence of each, taking into consideration the factors set forth in the SEC rules and NYSE listing standards.

Consultant to the Compensation Committee - (Independent consultant retained directly by the Compensation Committee)
•  Counsels the Committee on the appropriateness and competitiveness of our compensation program relative to market practice, including advising the Committee on NEO compensation and the selection of our peer group.
•  Advises the Committee on various compensation matters, trends and developments, and recommends compensation program designs and practices to support our business strategy and objectives.
•  Attends certain Committee meetings, including meeting in executive session with the Committee. Works with the Committee to assess the potential risks arising from our compensation policies and practices.

CEO - (Assisted by Company staff)	• Conducts performance reviews for the other NEOs (and other executive management) and makes recommendations to the Committee with respect to their compensation.

Use of Independent Advisor

For fiscal 2018, the Committee retained Pearl Meyer Partners, LLC through August 14, 2018, and thereafter FW Cook & Co. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of both Pearl Meyer and FW Cook and concluded that both Pearl Meyer and FW Cook were independent. No other fees were paid to Pearl Meyer or FW Cook except fees related to its services to the Committee.

Use of a Peer Group

The Committee does not target or position NEO pay levels at a specific percentile level relative to a peer group. Rather, the Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global trade management software enterprise. Generally, however, the Committee looks for total direct compensation to fall within a reasonable range (+/- 15%) around the peer group median.

Meaningful differences in size, location, maturity, business model and organizational structure among the Company’s peer group make direct comparisons of compensation practices challenging and require exercise of judgment. In assessing the competitiveness of the Company’s NEO compensation, the Committee relies on information obtained from the proxy statements of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its compensation consultant with regard to the market for executive management positions.  During fiscal 2018, the Committee used the following companies as a peer group:

EXECUTIVE COMPENSATION DISCUSSION

2018 Peer Group
Companies		Performance
American Software [1] Asure Software [1] Bazaarvoice [2] Brightcove Callidus Software [2] Carbonite ChannelAdvisor Descartes Systems Group Everbridge	Five9, Inc. Kinaxis Halogen Software [2] Limelight Networks [1] LivePerson PROS Holdings Q2 Holdings SPS Commerce TechTarget [1] Tecsys [1]

Market Capitalization as of 12/31/18
Peer Group Range: $103M - $2,497M
Peer Group Median:  $945M
Amber Road:  $240M

Trailing 12-Month Revenues as of 12/31/18
Peer Group Range: $52M - $296M
Peer Group Median:  $180M
Amber Road:  $85M

[1] American Software, Asure Software, Limelight Networks, TechTarget and Tecsys were added to the peer group in 2018. [2] Bazaarvoice, Callidus Software and Halogen Software were removed from the peer group in 2018 as they were acquired or went private.

In the judgment of the Committee, a simplistic approach that bases a peer group on companies of similar size who also appear in the GICS code applicable to the Company fails to account for such distinguishing factors as the knowledge-based component of the Company’s business, which requires constant monitoring and updating of software for developments in 170 countries; the Company’s international scope; the highly technical nature of many of the Company’s offerings and more involved sales effort; the significant contribution of professional services to their installation; that the Company’s management positions require specialized and not easily replaceable skills; and the recognition of the Company as a leader in the field of global trade management. The above peer group was primarily selected based upon criteria such as industry, business lines, operating model, customer base, revenue, maturity, market capitalization and entities with which the Company competes for stockholder investment, customers or talent. The Committee reviews the peer group on an annual basis and makes adjustments as needed due to, for example, merger and acquisition activity during the year. The Committee recognizes that the Company is smaller than most companies in the peer group. The Committee requested its independent consultant to review companies that were similar-sized, or smaller, but determined that these companies did not reflect the Company’s operational complexities or global scope and therefore, were not suitable additions to the group. As the Committee does not target a specific percentile of compensation relative to peers, in the Committee’s judgement, it was more important to maintain peers that meet the selection criteria discussed above, rather than utilize a specific size criterion that results in the inclusion of irrelevant companies in the peer group.

EXECUTIVE COMPENSATION DISCUSSION

Elements of Compensation

The following table summarizes the key elements of our executive compensation program:

Compensation Category		Description of Compensation	Rationale	Influencing Factors
Base Salary		Fixed compensation delivered in cash; reviewed annually and adjusted if appropriate.	Provides base amount of market competitive pay.	Experience, market data, individual role and responsibilities, and individual performance.
Short-Term (Annual Cash) Incentive Awards		Variable cash compensation based on performance against annual goals of Revenue, Annual Subscription Value and Adjusted EBITDA.	Motivates and rewards achievement of key financial results for the fiscal year.	Annual target short-term (annual cash) incentive awards determined annually based on market data and individual role and responsibilities; payout based on Company performance.
Long-Term (Equity) Incentives Awards	Restricted Stock Units (“RSUs”)	Variable compensation with payout in shares with time-based vesting; award vests over four years.	Directly aligns interests of NEOs with long-term stockholder value creation and promotes retention.
Target value of all long-term incentive awards from our 2012 Plan is based on individual role and responsibilities and market data; payout based on Company’s common stock price - at time of settlement (for RSUs), upon exercise (for stock options) and achievement of performance metrics (for PSUs).

	Stock Options	Variable compensation based on increase in stock price from date of grant, subject to exercise for right of ownership; award vests over four years.	Directly aligns interests of NEOs with long-term stockholder value creation and provides upside potential over a ten year option term; also promotes retention.
	Performance- Based Stock Units (“PSUs”)	Variable compensation with payout in shares conditioned upon achievement of multi-year financial metrics or milestones over a specified performance period (generally two to three years).	Directly aligns interests of NEOs with long-term stockholder value creation by linking potential payouts to multi-year financial metrics or milestones; also promotes retention.

Base Salary

Base salary is intended to compensate the NEOs for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruitment purposes. NEO base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, the Committee also incorporates its perspective and the market knowledge of its compensation consultant related to NEO positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each of the NEOs and, with respect to the NEOs other than the Chief Executive Officer, input from the Chief Executive Officer.

There were no changes in the base salaries of our NEOs from 2016 to 2018.

Short-Term (Annual Cash) Incentive Program

The Short-Term (Annual Cash) Incentive Program is intended to motivate and reward the NEOs for achieving financial and strategic execution goals over a one-year period. The Committee has the latitude to determine annual cash incentive amounts based upon a number of factors including corporate financial goals, strategic execution objectives, competitive data and individual performance. Short-Term (Annual Cash) Incentive awards are based on a percentage of an NEO’s base salary and are typically paid in cash, but the Committee has discretion to pay a portion of the awards in equity or other long-term incentives, or not at all. These percentages are reviewed on an annual basis by the Committee, taking into account, among other factors, competitive data from the peer group, the market knowledge of the compensation consultant, general survey data acquired from third party sources, and the Committee’s own perspective and market knowledge.  For Messrs. Preuninger, Conway and Pieri, the target percentages of base salary for the 2018 Short-Term (Annual Cash) Incentive Program were 100%, 50% and 50%, respectively.  The Committee did not make any adjustments to the target percentages of base salary under the Short-Term (Annual Cash) Incentive Program for the NEO’s from 2016 to2018.

EXECUTIVE COMPENSATION DISCUSSION

In selecting the types of metrics, their respective weightings and the performance curve for the Short-Term (Annual Cash) Incentive Program, the Committee considers, among other factors, the alignment of each metric with the achievement of the Company’s strategic and financial plans, the metrics utilized by peer group companies (to the extent such metrics are disclosed), general trends in executive compensation design among companies of relevant sizes and industries, any inputs provided by investors, and the efficacy of the metric in appropriately rewarding and incentivizing performance among the plan participants. For fiscal 2018, the Committee, for the reasons set forth below, selected the following financial and individual performance metrics and criteria upon which the Short-Term (Annual Cash) Incentive awards were generally measured:

•
Revenue - Revenue as reported in the Company’s Annual Report on Form 10-K filed on March 5, 2019. The Committee believes that Revenue is one of the most recognizable and objective measures of corporate growth and performance.

•
Annual Subscription Value (“ASV”) - Annual Subscription Value is the one-year value of subscription agreements signed by the Company during the fiscal year. The Committee believes that ASV is one of the most important performance metrics associated with growth in the Software-as-a-Service industry.

•
Adjusted EBITDA - EBITDA is generally defined as net income (loss) plus depreciation and amortization, interest expense (income) and income tax expense. We use Adjusted EBITDA as a measure of operating performance because it assists us in comparing performance on a consistent basis across reporting periods, as it removes from our operating results the impact of our capital structure and adds back compensation expenses attributable to stock compensation. We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of our capital structure and the method by which assets were acquired.

•
Individual Objective. All NEOs, other than Mr. Preuninger, had an individual objective or objectives that calls upon such person to go beyond his or her normal course duties in furtherance of the Company’s success. The addition of an individual objective reflected the Committee’s determination that adding this non-financial goal resulted in a structure for the other NEOs better designed to incentivize performance that maximized stockholder value.

For the NEOs other than Mr. Preuninger, these four performance metrics and criteria were weighted: Revenue (30%), ASV (20%), Adjusted EBITDA (30%) and Individual Objective (20%). Mr. Preuninger’s three metrics were weighted equally (33.3% each).  Achieving Revenue at 97% of the target was a hurdle for payment of any compensation under any metric in the Short-Term (Annual Cash) Incentive Program. Thereafter, for award of the other two metrics, the Company had to achieve ASV thresholds and Adjusted EBITDA at 90% and 80%, respectively, for any payout in relation to each such metric to be earned. Payouts for the attainment of goals for Revenue, ASV and Adjusted EBITDA had a ceiling of 105%, 125% and 125%, respectively, of the financial metric and each was capped at a 200% maximum payout. To receive any payout, the NEO must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company.

For 2018, the pay-outs realized on achievement of the three financial objectives ranged from 86% to 200% of target. The Committee awarded Short-Term (Annual Cash) Incentive Program awards as follows, Mr. Preuninger - $547,097, Mr. Conway - $184,404 and Mr. Pieri - $176,071, and the awards were paid on February 15, 2019.   Other than financial performance metrics associated with PSUs, the Company does not disclose its Short-Term (Annual Cash) Incentive Program targets for competitive reasons.

EXECUTIVE COMPENSATION DISCUSSION

For the 2019 Short-Term (Annual Cash) Incentive Program, the Committee has retained the financial metrics of Revenue, ASV and Adjusted EBITDA, each of which represents 25% of the Short-Term (Annual Cash) Incentive awards for the NEOs.  For each such metric, the threshold performance is not less than the actual performance achieved for fiscal 2018.  In addition, the Committee has added a fourth component to the Short-Term (Annual Cash) Incentive Program (final 25%) based on achievement against the median Total Shareholder Return (TSR) for the Russell 3000 index of companies.  In the judgment of the Committee, the financial metrics of Revenue and Adjusted EBITDA and the operational metric of ASV continue to be significantly linked to achievement of the Company’s strategic and financial performance, and, together with the TSR metric, are consistent with the delivery of long-term stockholder value.

Long-Term (Equity) Incentive Program

The Committee considers the awarding of Long-Term (Equity) Incentive Program compensation on an annual basis.  It reviews such factors as the size of the dollar value of the target award as a percentage of base salary, on a standalone basis and as a component of total direct compensation; the competitive practices of companies in the peer group as to the types of incentives; the relative proportion of each form of incentive and the number of different types of incentives among stock options, time-based RSU awards and PSU awards, and in the case of the latter, the relevant performance metrics (to the extent such metrics are disclosed); general trends in the design of long-term incentives  among companies of relevant sizes and industries; any inputs provided by investors; the historic grant practices and prior awards outstanding; the alignment of the award with the achievement of the Company’s long-term plans; the appropriate degree of leverage (threshold, target and cap) for any performance award; and the efficacy of the incentive in appropriately retaining, rewarding and incentivizing awardees.

The Long-Term (Equity) Incentive Program is intended to align the interests of the NEOs with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term equity incentives are also designed to motivate and help retain top talent.  Awards are determined based upon a number of factors including competitive data, total overall compensation provided to the NEOs, Company performance during the prior fiscal year, and historic grants. The various factors are not given specific weights and the Committee retains discretion to consider items as it deems appropriate.

In 2018, the Long-Term (Equity) Incentive Program equity awards to the NEOs consisted solely of RSUs.  Messrs. Preuninger, Conway, and Pieri respectively received 171,488 RSUs, 69,731 RSUs, and 69,731 RSUs. RSUs will vest 25% on each of the first, second, third and fourth anniversaries of the date of grant.  The decision to solely grant RSUs in 2018 did not reflect a decision to discontinue granting PSUs and stock options in the future.  Instead, it arose from (i) the Committee’s determination, that after considering the use of various performance measures and metrics and the uncertainties in developing appropriate financial projections with respect to some of the metrics, RSUs were a better design structure in 2018 than PSUs, (ii) issuing RSUs, as opposed to stock options, results in the utilization of fewer shares under the 2012 Plan, (iii) a recent trend in smaller technology companies toward RSUs instead of stock options, and (iv) an assessment that executive management had little unvested equity opportunity that had sufficient retentive value as weighed against downside risk. The Compensation Committee is actively considering the reissuance of PSUs in 2019 and future years.

EXECUTIVE COMPENSATION DISCUSSION

PSU Achievement under the 2017 Short-Term (Annual Cash) and 2017 Long-Term (Equity) Incentive Programs

As noted above, the Board considers Adjusted EBITDA to be an important measure of operating performance. In light of Adjusted EBITDA performance of ($10,484,749) in 2015 and ($3,742,707) in 2016, the Board determined, in early 2017, that it would challenge the NEOs to achieve greater profitability, as measured by Adjusted EBITDA, of $1,310,000 by the end of fiscal 2018 (the “2018 Adjusted EBITDA PSU Target”).  Please see Annex B for a reconciliation to GAAP of the 2018 Adjusted EBITDA PSU Target and other non-GAAP measures used elsewhere in this Proxy Statement.

The 2018 Adjusted EBITDA PSU Target was incorporated into segments of both the 2017 Short-Term (Annual Cash) and 2017 Long-Term (Equity) Incentive Programs.  The Committee structured one-third of the 2017 Short-Term (Annual Cash) Incentive Program awards as two-year PSUs that would vest upon achievement of the 2018 Adjusted EBITDA PSU Target, as measured at December 31, 2018. Accordingly, the short-term incentive compensation opportunities for Messrs. Preuninger, Conway and Pieri were reduced in 2017 and they instead received 28,745, 10,909 and 11,082 PSUs, respectively, as target compensation dependent upon achievement of the 2018 Adjusted EBITDA PSU Target.  Mr. Preuninger received an additional award of 107,792 PSUs under the 2017 Long-Term (Equity) Incentive Program. This award was in recognition of the fact that he did not receive any 2016 Long-Term (Equity) Incentive Program award due to the limited number of shares remaining in the Company’s 2012 Plan in 2016 and was also dependent upon achievement of the 2018 Adjusted EBITDA PSU Target.

The PSUs were designed so that achievement of the 2018 Adjusted EBITDA PSU Target resulted in vesting of 100% of the target shares, while achievement of 200% or more of the 2018 Adjusted EBITDA PSU Target ($2,620,000) resulted in an additional 4:1 vesting of shares of common stock (vesting for performance between 100% and 200% of the 2018 Adjusted EBITDA PSU Target was determined by linear interpolation).  As our actual Adjusted EBITDA achievement for 2018 exceeded $5,400,000, the awards resulted in the vesting on March 7, 2019 of shares of our common stock equal to five times the target PSU awards and the issuance of such shares on March 8, 2019 to all except Mr. Preuninger who opted to delay delivery of his vested shares. This resulted in the vesting of (i) 143,725, 54,545 and 55,410 shares of common stock for Messrs. Preuninger, Conway and Pieri, respectively, in respect of the one-third portion of their 2017 Short-Term (Annual Cash) Incentive Program awards that were comprised of PSUs, and (ii) 538,960 shares of common stock for Mr. Preuninger in respect of the 107,792 PSUs awarded under his 2017 Long-Term (Equity) Incentive Program related to his not having received a Long-Term (Equity) Incentive Program award in 2016.

Other Compensation Agreements and Policies

Employment Agreement with James Preuninger

The most recent employment agreement with Mr. Preuninger was executed on May 5, 2016 and renewed as of December 31, 2018 for a two-year period pursuant to a two-year automatic extension provision (“Employment Agreement”). The Employment Agreement includes, (i) a term of employment through December 31, 2018 with successive two-year extensions unless either party provides written notice of non-renewal at least six months before the end of the then-current term of employment, (ii) a base salary of $415,000, (iii) an annual cash incentive with a target amount equal to no less than 100% of his base salary, with the actual annual bonus amount dependent on achievement of performance goals set for that year, as determined by the Compensation Committee, (iv) an executive equity award based on performance with a target number of shares of our common stock that would cause such annual grant of equity awards to have a fair value as of the date of grant equal to 100% of his base salary, with the actual number of shares subject to such awards being more or less than the target number of shares, based on performance criteria considered by the Compensation Committee, (with such equity award waived by Mr. Preuninger for 2016, as discussed above) and (v) provisions for claw-back and recoupment.  Concurrently with the execution of his employment agreement, Mr. Preuninger executed an updated version of the Confidential Information, Assignment of Rights, Non-Solicitation and Non-Competition Agreement between the Company and Mr. Preuninger, increasing the period of time his non-solicitation and non-competition covenants will remain in effect following his termination of employment from 12 months to 24 months.  The Committee reviews the terms of the Employment Agreement annually to determine whether to recommend that the Board exercise the right of non-renewal or seek any amendments to the Employment Agreement.

EXECUTIVE COMPENSATION DISCUSSION

Pursuant to the Employment Agreement, if we terminated Mr. Preuninger’s employment without cause, he resigned for good reason or there was a non-renewal of his Employment Agreement by the Company and he executes a binding release of claims against the Company, he would be entitled to (i) his accrued but unpaid annual bonus, if any, for the fiscal year ended prior to his termination date, (ii) a distribution or payment in settlement of outstanding unvested long-term incentive awards (including equity awards) that are performance-vested, prorated for the portion of the performance period through the date of termination and based on actual performance, payable when such long-term incentive awards would have been paid in the absence of Mr. Preuninger’s termination of employment, (iii) acceleration of vesting of outstanding equity awards (other than awards described in clause (ii)) for the portion of such award that would have vested within six months of Mr. Preuninger’s termination of employment or on the next applicable vesting date prorated for service through the date of termination and his vested options and stock appreciation rights will remain exercisable until the earlier of six months after his termination date or the expiration of the term of such option or stock appreciation right, (iv) a lump-sum cash payment, payable within five days after his release becomes final and binding, in an amount equal to two years of his base salary then in effect, and (v) coverage of COBRA premiums, if any, paid by Mr. Preuninger for continuation of coverage for him and his spouse and dependents under the Company’s group health, dental and vision plans for the lesser of two years or the maximum permissible COBRA continuation period.  If Mr. Preuninger’s employment is terminated by the Company without cause or he resigns for good reason during the 24-month period following a change in control of the Company, in addition to the foregoing, all of his outstanding equity awards will be fully vested and his options and stock appreciation rights will remain exercisable until the earlier of the third anniversary of his termination date or the expiration of such option or stock appreciation right.

Management Severance Policy

The Company maintains a Management Severance Policy (“Severance Policy”). The Severance Policy is intended to provide eligible executives, including the NEOs, with severance pay and other benefits upon a participant’s involuntary termination of employment. Our CEO is not eligible to participate in the policy while his employment agreement is in effect.  We believe that reasonable severance benefits are important because it may be difficult for them to find comparable employment within a short period of time following termination of employment.  In addition, an NEO will not be eligible to receive any benefits under the Severance Policy if he has a termination of employment within 12 months following a change in control of our Company, since, in that case, benefits will be provided under the Change in Control Agreements described in the next section.

The Severance Policy provides for severance pay and benefits upon (a) involuntary termination of employment (i.e., termination by the Company without “Cause” or by the participant for “Good Reason” (as defined in the Severance Policy)), and (b) the participant’s execution of a binding release of claims against the Company. Severance benefits provided to participants covered under the Severance Policy include 130% of annual base salary payable semi-monthly over a twelve month period commencing at termination of employment, plus twelve months of COBRA coverage at our expense, subject to a claw-back provision whereby repayment of all severance pay and benefits (net of taxes) is required if the participant violates any confidential information, non-solicitation or non-competition agreement with us. The Board or Compensation Committee may amend or terminate the Severance Policy, but any amendment or termination that results in a reduction in the amount of severance pay or severance benefits will not be effective until one year after the Board or Compensation Committee approves the amendment or termination. In November 2015, the Compensation Committee amended the Severance Policy so that a new participant (i) will not be eligible for such benefits until one year from the initial hire date, and (ii) will receive 100%, instead of 130%, of annual base salary as severance pay.

EXECUTIVE COMPENSATION DISCUSSION

Change in Control Agreements

We also believe that it is important to protect our NEOs in the event of a change in control transaction involving our Company, as a result of which such NEOs might have their employment terminated. In addition, we believe that the interests of our NEOs should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change in control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interests of our stockholders.  The Company has entered into change in control agreements with each of its NEOs.  Each agreement provides that if within 12 months following a “Change in Control” (as defined below) (i) the NEO terminates his employment with us for “Good Reason” (as defined below) or (ii) we terminate his employment without “Cause” (as defined below), the NEO is entitled to receive the following severance benefits from us:

•	a single lump sum severance payment in an amount equal to twelve months’ salary, payable no later than sixty days following termination;
•
subject to the terms of equity award grant agreements and the provisions of the 2012 Plan, immediate vesting of 100% of his then outstanding and unvested equity awards as of the date of termination of employment; and

•	payment by us of the premiums for his group health continuation coverage for the twelve-month period following termination of employment or until the date that COBRA continuation coverage expires.

Receipt of the severance benefits is subject to execution of a release of claims in a form reasonably acceptable to us. In the event that the benefits provided for in the agreements constitute “parachute payments,” subject to excise tax, then the benefits may be adjusted so as to result in receipt, on an after-tax basis, of the greatest amount of benefits. As defined in the agreements:

•
“Cause” means (i) the executive’s willful and continued failure to perform his or her duties and responsibilities after receipt of written demand for performance from us describing the basis for our belief that the executive has not substantially performed his or her duties and providing a reasonable period (not to exceed between 15 and 30 days) to take corrective action, (ii) any material act of personal dishonesty taken by the executive in connection with his responsibilities as an employee with the intention that such action may result in the substantial personal enrichment of the executive, (iii) the executive’s conviction of, or plea of nolo contendere to, a felony that our Chief Executive Officer reasonably believes has had or will have a material detrimental effect on our reputation or business, or (iv) a material breach of any agreement by and between the executive and us, which material breach has not been cured within 15 to 30 days of written notice from us.

•
“Good Reason” means the occurrence of any of the following, without the executive’s express written consent: (i) a material reduction of the executive’s authority, duties or responsibilities; (ii) a material reduction in the executive’s base and/or variable compensation; (iii) a material change in the geographic location at which the executive must perform his or her services greater than 50 miles; (iv) our failure to obtain the assumption of the agreements by any of our successors; or (v) any material breach or violation of a material provision of the agreements by us.  An executive’s resignation will not be for “Good Reason” unless the executive provides the Company with written notice describing the grounds for a Good Reason termination and the Company fails to cure the conditions that constitute Good Reason within 30 days after receiving such written notice.

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a “Change in Control” occurs on the date that any one person or group acquires (i) assets from us that have a total gross fair market value equal or greater than 80 percent of our Company, or (ii) ownership of our stock that constitutes more than 50 percent of the total fair market value or total voting power of our stock. A Change in Control shall not include any transaction effected primarily for the purpose of financing us with cash or the initial public offering of our common stock or for reincorporation purposes.

Stock Ownership Guidelines

The Company’s Stock Ownership Guidelines provide that all non-employee directors are required to own two (2x) times their annual total compensation (including cash and equity) in Company common stock and the Chief Executive Officer is required to own five (5x) times his/her annual base salary in Company common stock within the later of five years of the adoption of the Stock Ownership Guidelines or from the date of appointment or election. Stock ownership includes direct stock ownership but does not include unvested stock awards. Pursuant to the Stock Ownership Guidelines, the stock ownership level will be calculated annually on the day of the Company’s annual meeting of stockholders based on the prior thirty-day average closing stock price as reported by the NYSE. As of our last Annual Meeting of Stockholders on May 1, 2018, our Chief Executive Officer and all of our then non-employee directors were in compliance with the Stock Ownership Guidelines.

EXECUTIVE COMPENSATION DISCUSSION

Compensation Recoupment Policy

The Company has adopted a Compensation Recoupment Policy applicable to all or part of any bonus or other compensation paid, or equity awards granted, to an executive officer that was based upon the achievement of financial results that were subsequently restated. Pursuant to the policy, in the event that the Board determines there has been an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws or other applicable regulations, the Board will review all applicable incentive payments and if such payments would have been lower had they been calculated based on such restated results, the Board may, to the extent permitted by governing law, seek to recoup for the benefit of the Company such payments to and/or equity awards held by NEOs or other designated executives who are found personally responsible for the material restatement, as determined by the Board.

Policy Prohibiting Hedging and Speculative Trading

The Company has adopted a policy related to hedging that prohibits officers, directors and employees from (i) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock, (ii) engaging in short sales related to the Company’s common stock, or (iii) entering into any other transaction in which they profit if the value of the Company’s common stock falls.

Retirement and Savings Plan - 401(k)

We maintain a defined contribution employee savings plan, or 401(k) Plan, for our employees. All of our employees in the United States are eligible to participate in the 401(k) Plan as of the first day of the month following the later of the employee’s employment commencement date or the date the employee attains age 21. Participants are able to defer up to 90% of their eligible compensation subject to applicable annual limits imposed under the Internal Revenue Code. Participant contributions may be made on a pre-tax basis (401(k) contributions) or on an after-tax basis (Roth 401(k) contributions). The 401(k) Plan permits us to make profit sharing contributions and/or matching contributions to eligible participants, although such contributions are not required. We have not made any profit sharing contributions or matching contributions during the years ended December 31, 2018, 2017 or 2016. Participants’ pre-tax 401(k) contributions and Roth 401(k) contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Contributions that we make, if any, are subject to vesting in 20% annual increments starting after the participant has completed two years of service; employees are immediately and fully vested in their own pre-tax 401(k) contributions and after-tax Roth 401(k) contributions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Section 162(m) of the Internal Revenue Code

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance-based. In connection with fiscal 2017 compensation decisions, the Compensation Committee considered the potential tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and sought to qualify certain elements of these applicable executives’ compensation as performance-based while also delivering competitive levels and forms of compensation.

Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year-end (a “Covered Employee”) and to any individual who was a Covered Employee in any prior taxable year. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

EXECUTIVE COMPENSATION DISCUSSION

Executive Compensation Tables

Summary Compensation Table

The following table and notes set forth information for the fiscal years ended December 31, 2018, 2017 and 2016, concerning the compensation awarded to, earned by or paid to: (i) our principal executive officer during the fiscal year ended December 31, 2018, and (ii) the two most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2018 and were serving as executive officers on December 31, 2018 (collectively, the “Named Executive Officers” or “NEOs”). Under the SEC’s rules, non-equity awards are reported in the performance year in which they are earned, while equity-based awards are reported in the year in which they are granted.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
James Preuninger,	2018	415,000	1,696,016	-	547,097	4,460	2,662,573
Chief Executive Officer	2017	415,000	2,122,970	759,377	77,263	4,700	3,379,310
	2016	415,000	- [5]	-	271,896	4,700	691,596

Thomas Conway,	2018	315,000	689,640	-	184,404	3,357	1,192,401
Chief Financial Officer	2017	315,000	1,223,920	275,935	29,416	3,593	1,847,864
	2016	315,000	289,801	-	103,517	3,593	711,911

Nathan Pieri,	2018	320,000	689,640	-	176,071	4,464	1,190,175
Chief Product Officer	2017	320,000	1,225,335	275,935	29,788	4,113	1,855,171
	2016	320,000	294,402	-	104,827	4,113	723,342

(1)	These amounts represent:

(a)	For 2018 for Messrs. Preuninger, Conway and Pieri, the aggregate grant date fair value ($9.89 per share) of 171,488, 69,731 and 69,731 RSUs, respectively.

(b)
For 2017 for Mr. Preuninger, the aggregate grant date fair value ($9.09 per share) of 97,013 RSUs and 136,537 PSUs, and for 2017 for Messrs. Conway and Pieri, (i) the aggregate grant date fair value ($8.18 per share) of, respectively, 39,448 and 39,448 RSUs, and, respectively, 10,909 and 11,082 PSUs, and (ii) the aggregate grant date fair value ($8.12 per share) of 100,000 RSUs. Vesting of the PSUs for each executive was determined on the basis of the 2018 Adjusted EBITDA PSU Target. The PSU award agreements provided for 100% vesting upon achievement of the 2018 Adjusted EBITDA PSU Target. Threshold achievement (80% of target or less) would result in 0% vesting and maximum achievement (200% or more of the 2018 Adjusted EBITDA PSU Target) would result in 500% vesting. For actual performance between the specified 2018 Adjusted EBITDA PSU Target and threshold Adjusted EBITDA, or between the 2018 Adjusted EBITDA PSU Target and maximum Adjusted EBITDA, would result in a vesting percentage determined by interpolation. As reported in our Annual Report on Form 10-K for the fiscal year ending December 31, 2018, the actual 2018 Adjusted EBITDA exceeded 200% of the 2018 Adjusted EBITDA Target, resulting in 500% vesting for the 2017 PSU awards on March 7, 2019, however, only the target number of shares are reflected in the table, above.

(c)	For 2016 for Messrs. Conway and Pieri, the aggregate grant date fair value ($3.74 per share) of 77,487 and 78, 717 RSUs, respectively.

(2)
These amounts represent the aggregate grant date fair value of stock option awards made during each fiscal year, calculated in accordance with ASC 718. The vesting terms for the listed options are as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter.  The amounts reflect the full grant date fair value for options granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing the stock option awards are described in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

EXECUTIVE COMPENSATION DISCUSSION

(3)
These amounts represent Short-Term (Annual Cash) Incentive Program bonus payments relating to the stated fiscal year. These amounts were earned based on the recipient’s formulaic performance against specified metrics and performance criteria. The 2018 metrics and performance criteria included Revenue, Annual Subscription Value, Adjusted EBITDA, and for Messrs. Conway and Pieri an additional Individual Objective.  The 2017 metrics and performance criteria included Revenue, Annual Subscription Value and Adjusted EBITDA (however, a portion of the 2017 award was issued as a PSU that was achievable based upon the 2018 Adjusted EBITDA PSU Target, and therefore is included as a “Stock Award” as noted in footnote 1(b), above).

(4)	These amounts include premiums we paid for life insurance, long-term disability and accidental death and dismemberment insurance on these individuals.

(5)
The Committee and Mr. Preuninger postponed Mr. Preuninger’s 2016 Long-Term (Equity) Incentive Program award in order to maximize the available awards to other employees due to the limited number of equity shares remaining in the Company’s 2012 Plan for fiscal 2016. The Committee did award him, during the fiscal year ended December 31, 2017, 107,792 PSUs (included in the 136,537 PSU grant referenced in footnote 1(b) above) to be considered in recognition of his non-receipt of a 2016 Long-Term (Equity) Incentive Program award.

EXECUTIVE COMPENSATION DISCUSSION

Outstanding Equity Award Table (at Fiscal Year End)

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2018:

		OPTION AWARDS[1]				STOCK AWARDS
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

James W. Preuninger,	6/25/2013	133,600	-	6.14	6/25/2023	-	-
Chief Executive Officer	8/5/2014	327,937	-	13.00	8/5/2024	-	-
	2/19/2015	194,531	12,969	8.08	2/19/2025	-	-
	7/14/2017	72,511	159,527	9.09	7/14/2027	72,760[2]	598,815
	7/14/2017	-	-	-	-	136,537[3]	1,123,700
	2/20/2018	-	-	-	-	171,488	1,696,016

Thomas Conway,	9/30/2011	26,720	-	2.31	9/30/2021	-	-
Chief Financial Officer	6/25/2013	36,740	-	5.57	6/25/2023	-	-
	8/5/2014	209,266	-	13.00	8/5/2024	-	-
	2/19/2015	73,828	4,922	8.08	2/19/2025	-	-
	2/10/2016	-	-	-	-	24,215[2]	199,289
	6/12/2017	35,382	58,971	8.18	6/12/2027	29,586[2]	243,493
	6/12/2017	-	-	-	-	10,909[3]	89,781
	10/6/2017	-	-	-	-	75,000[2]	617,250
	2/20/2018	-	-	-	-	69,731	689,640

Nathan Pieri,	7/16/2014	270,000	-	15.36	7/16/2024	-	-
Chief Product Officer	2/19/2015	75,000	5,000	8.08	2/19/2025	-	-
	2/10/2016	-	-	-	-	24,600[2]	202,458
	6/12/2017	35,382	58,971	8.18	6/12/2027	29,586[2]	243,493
	6/12/2017	-	-	-	-	11,082[3]	91,205
	10/6/2017	-	-	-	-	75,000[2]	617,250
	2/20/2018	-	-	-	-	69,731	689,640

(1)	These stock options vest over four years as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter.

(2)
The stock awards that were granted on 2/10/2016 are for RSUs that vest over four years as follows: 25% at the first year anniversary of the grant date and 6.25% at the end of each quarter thereafter and are valued at December 31, 2017. The stock awards that were granted on 6/12/2017, 7/14/2017, 10/6/2017 and 2/20/2018 are for RSUs that vest over four years as follows: 25% on each of the first, second, third and fourth anniversaries of the grant date and are valued at December 31, 2018.

(3)
The stock awards that were granted on 6/12/2017 and 7/14/2017 are for PSUs valued at December 31, 2018. Vesting of these PSUs were determined on the basis of performance against the 2018 Adjusted EBITDA PSU Target, providing for 100% vesting upon achievement of the 2018 Adjusted EBITDA PSU Target. Threshold achievement (80% of target or less) would result in 0% vesting and maximum achievement (200% or more of the 2018 Adjusted EBITDA PSU Target) would result in 500% vesting. For actual performance between the specified 2018 Adjusted EBITDA PSU Target and threshold Adjusted EBITDA or between the 2018 Adjusted EBITDA PSU Target and maximum Adjusted EBITDA resulted in a vesting percentage determined by interpolation. As reported in our Annual Report on Form 10-K for the fiscal year ending December 31, 2018, the actual 2018 Adjusted EBITDA exceeded 200% of the 2018 Adjusted EBITDA PSU Target, resulting in 500% vesting for the 2017 PSU awards on March 7, 2019.

DIRECTOR COMPENSATION DISCUSSION

Director Compensation Discussion

Our Board has adopted a Non-Employee Directors Compensation Policy for our non-employee directors.  This policy provides for a mix of cash and equity compensation that applies much of the philosophy set forth in the Executive Compensation Discussion above to non-employee director compensation. The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board and recognize the time and effort required of a director given the size and complexity of our operations. The Committee reviews the policy in conjunction with its independent compensation advisor and considers, among other factors, the practices of peer group companies with respect to the compensation of independent directors, external survey data with respect to director compensation practices for companies of relevant sizes and industries such as those conducted by the National Association of Directors and other outside compensation consultants, general trends as to the types and mix of compensation for independent directors and the total cost to the Company of director compensation.  While the Committee does not target specifically its peer group and other survey data in determining compensation level and mix, it generally looks to the range of 35% to 65% of the median realized compensation for individual directors, taking into account the differences in pay methodology such as supplements for committee chairs and the non-executive chair, as well as per-meeting fees and committee membership supplements (neither of which are paid by the Company).

We believe the equity grants help to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. To further this concept, we have adopted Stock Ownership Guidelines so that non-employee directors achieve and maintain a minimum ownership position of our common stock having a value that is at least equal to two (2x) times their total annual compensation within the later of five years after the adoption of the ownership guidelines or from the date of appointment or election.

Each non-employee director receives an annual cash retainer of $60,000. The Chairman of the Board receives a supplemental annual cash retainer in the amount of $25,000 for a total annual cash retainer of $85,000.  Each non-employee director that serves in a chairperson role of a committee receives a supplemental annual cash retainer in an amount equal to the corresponding role: (i) Chair of the Audit Committee - $15,000; (ii) Chair of the Compensation Committee - $15,000; and (iii) Chair of the Nominating and Corporate Governance Committee - $7,500.  The annual and supplemental cash retainers are payable in monthly installments on the first business day of each calendar month if the director remains in continuous service through such date. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

In addition, each year on the date of the Annual Meeting of Stockholders (or the next trading day after a blackout period), each non-employee director receives an annual award of RSUs for the number of shares of our common stock that have a market value of $90,000 based on the closing price of the common stock on the last business day preceding the grant date. The Chairman of the Board receives an annual award of RSUs for the number of shares of our common stock that have a market value of $115,000 based on the closing price of the common stock on the last business day preceding the grant date. Each new non-employee director receives an inaugural award of RSUs for the number of shares of common stock that have a market value of $180,000 based on the closing price on the last business day preceding the date such RSUs are granted. In May 2018, our Board collectively received a total of 50,640 RSUs as their annual awards. Ms. Craven and Mr. Howard each received 9,595 RSUs, Mr. Williams received 12,260 RSUs and Mr. Faison, being a new non-employee director, received 19,190 RSUs as his inaugural grant. James Preuninger, our Chief Executive Officer, receives no separate compensation for his services as a director. Our 2012 Plan places a calendar-year limitation of $400,000 on the fair market value (at the time of grant) of all equity awards granted to any one of our non-employee directors.

The annual RSU grants vest on the earlier of (i) the first anniversary of the date of grant, (ii) the date of the non-employee director's death, or (iii) upon a “Change in Control” (as defined in the award agreements), provided that the director remains in continuous service until the vesting date. The shares underlying vested RSUs will be issued to the non-employee directors in settlement of the award on the earlier of Separation from Service (as defined in the 2012 Plan), upon consummation of a Change in Control or the relevant non-employee director’s election to defer (for RSUs awarded in 2018 or after).  If a non-employee director's RSUs are not vested on or before the director’s Separation from Service, with limited exception, the director's non-vested RSUs will be immediately forfeited without consideration. The Board has also adopted a RSU Deferral Election Form, allowing a director to elect to receive vested RSUs on the vesting date or the Separation of Service date, or a date in between. Deferral elections for fiscal 2019 had to be documented with the Company prior to December 31, 2018.

DIRECTOR COMPENSATION DISCUSSION
Director Compensation Table

The following table provides information concerning the compensation earned by each person, other than Mr. Preuninger, who served as a member of our Board during the fiscal year ended December 31, 2019. See “Executive Compensation” for a discussion of the compensation received by Mr. Preuninger.

Director	Fees earned or paid in cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Total ($)
Pamela F. Craven	75,000	90,000	—	165,000
Kenneth Harvey[4]	21,250	-	—	21,250
Rudy Howard	75,000	90,000	—	165,000
John Malone[4]	54,375	-	—	54,375
Barry Williams	85,000	115,000	—	200,000
Ralph Faison	60,000	180,000[5]	—	240,000

(1)	Represents amount earned or paid during fiscal year 2018.

(2)
These awards consist of RSU grants that vest in their entirety on the first anniversary of the grant date but are not settled until a director’s separation of service. These amounts reflect the fair value of the RSU award, based on the value of our common stock at the close of market on the date immediately preceding the date of grant. As of December 31, 2018, the following non-employee members of our Board held the following number of RSUs, Ms. Craven and Mr. Howard each held 69,573 RSUs, Mr. Faison held 19,190 RSUs and Mr. Williams held 90,170 RSUs.

(3)
There were no stock option awards to the individuals listed in the table during fiscal year 2018. As of December 31, 2018, the only non-employee director holding options to purchase shares of our common stock was Mr. Howard who holds 80,160 options.

(4)
Mr. Harvey did not stand for re-election to the Board and his term ended on May 1, 2018 and Mr. Malone resigned from the Board effective October 5, 2018.  Mr. Malone separately received 9,595 RSUs in exchange for consulting services rendered by Mr. Malone to the Company pursuant to a Non-Employee Consultant Restricted Stock Unit Award Agreement dated as of October 8, 2018.

(5)	Mr. Faison received an inaugural grant of RSUs in 2018.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Ownership of Equity Securities of the Company

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of March 18, 2019 by each director of the Company, including director nominees, and the executive officers of the Company. There were 28,407,359 shares of our common stock outstanding as of March 18, 2019.

Unless otherwise indicated, the address of each person named in the table below is Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. We are not aware of any arrangements that could at a subsequent date result in a change in control.

Named Executive Officers and Directors:	# Shares Beneficially Owned[1]	Percent of Total
Thomas Conway [2]	409,810	1.4
Pamela Craven [3]	79,573	*
Ralph Faison [4]	28,690	*
Rudy Howard [5]	149,733	*
Nathan Pieri [6]	459,669	1.6
James Preuninger [7]	2,413,917	8.5
Barry Williams [8]	90,170	*
Andre G.F. Toet [9]	0	*
Kenneth H. Traub [10]	0	*
All directors and executive officers as a group (9 persons)	3,631,562	12.8

*	Less than 1%
(1)
Includes shares which the individuals shown own or have the right to acquire (a) upon vesting of restricted stock units (RSUs) where the shares could be issuable as of or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 18, 2019 or within 60 days thereafter. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(2)
Mr. Conway is our Chief Financial Officer. Includes 58,334 shares of common stock and options to purchase 351,476 shares of common stock that have vested or will vest within 60 days of the date of this table.

(3)	Ms. Craven is one of our directors. Includes 10,000 shares of common stock and 69,573 RSUs for which receipt could be settled within 60 days of the date of this table.
(4)	Mr. Faison is one of our directors. Includes 9,500 shares of common stock and 19,190 RSUs for which receipt could be settled within 60 days of the date of this table.
(5)
Mr. Howard is one of our directors. Includes stock options to purchase 80,160 shares of common stock that have vested or will vest within 60 days of the date of this table and 69,573 RSUs for which receipt could be settled within 60 days of the date of this table.

DIRECTOR COMPENSATION DISCUSSION

(6)
Mr. Pieri is our Chief Product Officer. Includes 109,669 shares of common stock and stock options to purchase 350,000 shares of common stock that have vested or will vest within 60 days of the date of this table.

(7)
Mr. Preuninger is our Chief Executive Officer and a director. Consists of 1,672,369 shares of common stock and stock options to purchase 741,548 shares of common stock that have vested or will vest within 60 days of the date of this table. Does not include 682,685 PSUs awarded during 2017 that vested upon achievement of the 2018 Adjusted EBITDA PSU Target but will not be delivered within 60 days of the date of this table due to deferred delivery of such shares.

(8)	Mr. Williams is one of our directors. Includes 90,170 RSUs for which receipt could be settled within 60 days of the date of this table.
(9)	Mr. Toet is a nominee to the Board.
(10)	Mr. Traub is a nominee to the Board.

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our common stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our common stock as of March 18, 2019 other than Mr. Preuninger, our Chief Executive Officer and a director, whose ownership is reflected in the table above, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G and Forms 4 through the date of this Proxy Statement. There were 28,407,359 shares of our common stock outstanding as of March 18, 2019.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares	Percent of Total[1]
Neil Gagnon and Gagnon Securities LLC [2] 1370 Avenue of the Americas, Suite 2400, New York, NY 10019	2,699,534	9.5%
Altai Capital Management L.P., et al.[3] 1509 San Joaquin Plaza, Newport Beach, CA 92660	2,430,357	8.6%
Royce & Associates, LP [4] 745 Fifth Avenue, New York, NY 10151	1,868,815	6.6%
Blackrock, Inc.[5] 55 East 52nd Street, New York, NY 10055	1,561,136	5.5%
Oaktop Capital Management II, L.P.[6] One Main Street, Suite 202, Chatham, NJ 07928	1,398,791	4.9%
Total	9,958,633	35.1%

(1)
The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of common stock outstanding as of March 9, 2018 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)	The beneficial ownership shown was provided by Neil Gagnon and Gagnon Securities LLC pursuant to a Schedule 13G/A filed with the SEC on January 18, 2019.
(3)	The beneficial ownership shown was provided by Altai pursuant to a Schedule 13D/A filed with the SEC on January 18, 2019.
(4)	The beneficial ownership shown was provided by Royce & Associates, LP pursuant to a Schedule 13G/A filed with the SEC on January 14, 2019.
(5)	The beneficial ownership shown was provided by Blackrock, Inc. pursuant to a Schedule 13G filed with the SEC on February 8, 2019.
(6)	The beneficial ownership shown was provided by Oaktop Capital Management II, L.P. pursuant to a Schedule 13G filed with the SEC on February 13, 2019.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 about our common stock that may be issued under our existing equity compensation plans. All of the indicated securities are authorized under our 2012 Omnibus Incentive Compensation Plan and our 2002 Stock Option Plan.

Equity Compensation Plans	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Stock Options	4,447,185[1]	$10.04	-—
Restricted Stock Units (RSUs)	1,189,889[2]	N/A	-—
Performance Stock Units (PSUs)	50,000[3]	N/A	-—
Subtotal:	5,687,074	N/A	2,678,243[4]
Issuance of vested PSUs on 3/8/19			(992,200)[5]
Equity compensation plans not approved by stockholders:	—	—	—
Total	5,687,074	-	1,686,043[6]

(1)	As of December 31, 2018, the aggregate weighted-average remaining contractual life of our outstanding stock options was 5.8 years with an aggregated weighted-average exercise price of $10.04.
(2)	Includes all outstanding RSUs (unvested and vested but unissued).
(3)	Represents the number of outstanding PSU underlying shares that could be earned assuming target achievement of the applicable performance conditions.
(4)	Remaining available as of December 31, 2018, not including accumulated fungible factor share reserve of 717,280.
(5)	Not including fungible factor share reserve of 664,774.
(6)
For grants after March 10, 2017, full value awards (equity awards other than stock options and stock appreciation rights) reduce the remaining available total by a ratio of 1.67 shares for every one share issued in connection with such an award. The accumulated fungible factor share reserve from March 10, 2017 is 1,382,054, therefore reducing the 1,686,034 available shares to 303,980 shares available to grant.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal 2 -

Ratification of Independent Registered Public Accountants

The Audit Committee of the Board (the “Audit Committee”) has selected KPMG as our independent registered public accountants for the fiscal year ending December 31, 2019, and the Board has directed that management submit this selection for ratification by the stockholders at our Annual Meeting. KPMG has served as our independent registered public accounting firm and has audited our financial statements, prior to us becoming public, since 2003. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of KPMG as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the selection of KPMG as our independent registered public accountants is not required.  The Board is submitting the selection of KPMG to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Fees earned for professional services by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	2018	2017
Audit fees	$$752,840	$830,108
Audit-related fees	-	15,000
Tax fees	301,877	385,777
Total	$$1,054,717	$1,230,885

After conducting an evaluation of fees charged by other independent registered public accountants for this project, the Audit Committee determined that KPMG’s fee schedule was competitive, on an arms-length basis, and did not affect independence.  The Audit Committee determined that the fees incurred by KPMG were based upon the time incurred by the auditors, expense in completing the project and complexity of the matters in question, among other inputs.  Upon review of KPMG’s rate as against the aforementioned peers, the Audit Committee concluded that the fees due to KPMG were consistent with the fee schedule for audits of similar duration, expense and complexity.

Audit and audit-related fees consist of fees incurred for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements. Tax fees include tax return compliance, tax due diligence, transfer pricing, post-acquisition tax structuring, global mobility services and tax consultations.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.

The Audit Committee may delegate to one or more of its members the authority to pre-approve permissible non-audit services so long as this pre-approval is presented to the full Audit Committee at scheduled meetings. The Audit Committee has delegated pre-approval authority of up $100,000 in between scheduled Audit Committee meetings to the Chairperson of the Audit Committee, and the Chairperson is required to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. In addition, the Audit Committee has granted Thomas Conway, the Company's Chief Financial Officer, authority to approve non-audit services of up to $100,000 in between scheduled Audit Committee meetings upon notice in each instance to the Chairperson of the Audit Committee, subject to confirmation of the approval of such services by the Audit Committee at the next scheduled meeting. All KPMG services and fees in 2018 were approved in advance by the Audit Committee.

The ratification of the selection of KPMG requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have the same effect as an “AGAINST” vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED

AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee, is composed of three independent directors, Rudy Howard (Chair), Pamela Craven and Ralph Faison (Mr. Faison replaced John Malone upon Mr. Malone’s resignation on October 5, 2018), and operates under a written charter adopted by the Board. Among its functions, the Audit Committee selects the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the financial reporting process on behalf of the Board and to report the result of their activities to the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that its financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed pursuant to the applicable Public Company Accounting Oversight Board (“PCAOB”) Standards. The independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB, and the Audit Committee discussed with the independent auditors their independence and considered the compatibility of non-audit services with the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, and relying thereon, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC.

Audit Committee of the Board,

Rudy Howard (Chair)
Pamela Craven
Ralph Faison

MANAGEMENT

Management

The names of our current executive officers and other executive management, their ages, their positions and other biographical information are set forth below:

Executive Officers	Age	Position
James Preuninger	59	Chief Executive Officer and Director
Thomas Conway	51	Chief Financial Officer
Nathan Pieri	53	Chief Product Officer
Other Executive Management	Age	Position
Ty Y. Bordner	54	SVP, Marketing and Business Development
Albert C. Cooke III	59	SVP, Managing Director EMEA
Kae-por F. Chang	58	Managing Director, Amber Road China
Claude Correll	47	Vice President, Global Engineering
Glenn T. Gorman	59	Chief Information Officer
Brad Holmstrom	54	General Counsel and Corporate Secretary
William R. Jackowski	52	Vice President, Global Professional Services
Stephanie J. Miles	50	SVP, Commercial Services

James W. Preuninger is a co-founder of our Company and has served as Chief Executive Officer and a member of our Board since 2002. Biographical information concerning Mr. Preuninger is set forth above under “Election of Directors.”

Thomas Conway is our Chief Financial Officer, a position he has held since 2007. He previously served as Assistant Corporate Controller and Director of North American Accounting Operations at Cognizant Technology Solutions, an information technology company. Prior to joining Cognizant, Mr. Conway worked for seven years at JDS Uniphase, a fiber optic component and systems provider, where he served as Controller and Director of Finance, and nine years at KPMG LLP, where he was Senior Manager in the Communication and Entertainment audit and consulting practice. Mr. Conway is a certified public accountant and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Nathan Pieri is our Chief Product Officer.  He returned to us in 2014 after two years as Senior Vice President of Portfolio Product Management & Software Delivery for Triple Point Technology, a provider of commodity trading and risk management solutions. For a ten-year period, Nathan worked as our Senior Vice President, Marketing and Product Management and was responsible for product strategy and global marketing. Prior to his first appointment with us, he held senior marketing and product management roles at other enterprise software companies such as Celarix and Baan (Infor). Earlier in his career, Mr. Pieri was a strategy and supply chain management consultant at Coopers & Lybrand and held various operating roles at General Electric, where he started his career in the manufacturing management program.

Ty Y. Bordner is our Sr. Vice President of Marketing and Business Development. Prior to that he was Vice President, Solutions Consulting since 2006. He is responsible for marketing, product strategy and direction of Amber Road. Prior to joining us in 2006, Mr. Bordner spent 10 years with JPMorgan Chase Vastera, a global trade management software and managed services provider, in various leadership roles, including oversight for Engineering, Solutions Consulting and Product Management. During his tenure he helped manage the company through multiple growth stages from startup, through initial public offering, to achieving annual revenues in excess of $80 million. Prior to joining JPMorgan Chase Vastera, Mr. Bordner worked for GXS (formerly GE Information Services).

Albert C. Cooke III is our Sr. Vice President of Managing Director EMEA (Europe, Middle East and Asia). Prior to that he was Vice President, Global Sales, a position he held since 2005. He is responsible for sales, marketing, implementation and market channels of our solutions to customers in the EMEA. Prior to joining us, Mr. Cooke was Vice President of Products and Solutions for Industri-Matematik International Corp. (IMI), a leading provider of order management software. Prior to IMI, Mr. Cooke held senior sales roles at Adexa, Optum, and Russ Berrie & Company.

MANAGEMENT

Kae-por Chang has served as the Managing Director, Amber Road China since 2013. From 2007 until September 2013, Mr. Chang was the founder and CEO of EasyCargo, which we acquired in 2013. Mr. Chang has more than 20 years of senior management experience in global supply chain management, logistics, distribution, IT, and regulatory compliance, as an executive of both public and private companies. He was also an Ernst & Young LLP consultant prior to founding EasyCargo.

Claude Correll has been our Vice President, Global Engineering since 2016 and has served in various engineering roles with us since 2007. Mr. Correll is responsible for building and delivering the Company’s portfolio of GTM solutions. Prior to joining the Company, Mr. Correll was with JPMorgan Chase Vastera as Principal Software Architect. Mr. Correll received a Bachelor's degree in computer science from the University of Maryland, College Park.

Glenn T. Gorman serves as our Chief Information Officer, a position he has held since 2002. Mr. Gorman is responsible for setting our technology policy and managing the hosting operations, information technology and quality assurance departments. Prior to joining us, Mr. Gorman held various positions including that of Systems Engineer and Operational Specialist for IBM Corporation from 1984 until 1986, where he served as a liaison between field support and IBM’s development laboratories.

Brad Holmstrom has served as our General Counsel and Corporate Secretary since 2015. He has more than 25 years of legal experience, most recently as General Counsel and Corporate Secretary for MDU Communications International, Inc., a publicly-traded communications company. Prior to his in-house experience, he was partner with Shughart Thomson & Kilroy, which subsequently merged to create the national law firm of Polsinelli PC.

William R. Jackowski is our Vice President, Professional Services, a position he has held since 2006. In this position, Mr. Jackowski manages a team of experienced consultants specializing in the implementation of our solutions. Prior to joining us, Mr. Jackowski served as Vice President of Global Professional Services for JPMorgan Chase Vastera, where he oversaw strategic software accounts and helped grow that company’s professional services organization across North America, Europe and South America. Previously, Mr. Jackowski held several management and consulting positions with large consulting organizations such as American Management Systems (AMS) and PeopleSoft.

Stephanie J. Miles is our Sr. Vice President, Commercial Services, a position she has held since 2005. Ms. Miles leads our support team for the delivery, implementation and ongoing support services relating to our GTM solutions. Until February 2013, her position also encompassed leadership of our professional services team. Prior to joining us, Ms. Miles held various leadership positions with the supply chain visibility company BridgePoint, a subsidiary of CSX Corporation, for seven years. While at BridgePoint, she held the positions of Senior Vice President and General Manager, and also served as a board member.

ANNUAL REPORT AND FORM 10-K

Annual Report and Form 10-K

The Company’s Annual Report for fiscal year 2018, which contains the consolidated financial statements of the Company for the fiscal year ended December 31, 2018, accompanies this Proxy Statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Corporate Secretary, Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. The Company’s Annual Report on Form 10-K is also available online at the Company’s website at www.investor.amberroad.com/sec-filings. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

OTHER MATTERS

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Copies of the Section 16 reports are also required to be supplied to the Company. Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the fiscal year ended December 31, 2018, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, pursuant to Rule 14a-8 promulgated under the Exchange Act. In order for stockholder proposals for the 2020 Annual Meeting of Stockholders to be considered for inclusion in our Proxy Statement, they must have been received by our Corporate Secretary at our principal executive offices not later than [__________], 2018.

Any director nomination or proposal that a stockholder wishes to present at the 2020 Annual Meeting of Stockholders, other than through inclusion in our Proxy Statement, must follow the procedures described in our Bylaws. Under these procedures, stockholders must submit the nomination or proposal by giving written notice to our Corporate Secretary at our principal executive offices no earlier than [__________], 2020 and no later than [________], 2020. These timing requirements differ if this year’s Annual Meeting were to be adjourned or otherwise postponed or if the date of next year’s annual meeting is not within 30 days before or after the anniversary date of this year’s meeting. If any of these events occur, we will furnish the new dates for submission of proposed nominees or other items of business by public disclosure including filing a Current Report on Form 8-K with the SEC. The stockholder must have been a stockholder of record at the time of the giving of the notice and entitled to vote at the meeting. The stockholder’s notice must set forth the information required under Section 5(b) of our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single Notice of Annual Meeting of Stockholders, Proxy Statement and 2018 Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement and 2018 Annual Report, please notify your bank or broker and direct your request to Corporate Secretary, Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073, or telephone at (201) 806-3663. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

OTHER MATTERS

No Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and WHITE form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and the Company performance targets and the Company performance goals. These targets and the Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed WHITE proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Barry M. V. Williams
Chairman of the Board
East Rutherford, New Jersey
March __, 2019

ANNEX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Annex A

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Company’s current directors and director nominees is c/o Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073.

Name	Present Principal Occupation
Rudy C. Howard	Chief Financial Officer, vTv Therapeutics Inc.
Andre G.F. Toet	Owner, InsulaT
Kenneth H. Traub	Former Managing Partner, Raging Capital
Pamela F. Craven	Former (Retired) General Counsel, Avaya Inc.
Barry M. V. Williams	Former (Retired) Chief Executive Officer, P&O Nedlloyd
James W. Preuninger	Chief Executive Officer, Amber Road, Inc.
Ralph Faison	Former (Retired) President, Chief Executive Officer and Chairman of the Board, Pulse Electronics Corporation; Chairman of the Board of Directors of Arlo Technologies, Inc.

Officers and Employees

Executive officers and employees of the Company who are Participants are James W. Preuninger, Thomas Conway, Nathan Pieri, and Brad Holmstrom. The business address for each is c/o Amber Road, Inc., One Meadowlands Plaza, East Rutherford, New Jersey 07073. Their present principal occupations are stated below.

Name	Present Principal Occupation
James W. Preuninger	Chief Executive Officer, Amber Road, Inc.
Thomas Conway	Chief Financial Officer, Amber Road, Inc.
Nathan Pieri	Chief Product Officer, Amber Road, Inc.
Brad Holmstrom	General Counsel, Amber Road, Inc.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by the Participants as of March 18, 2019 is set forth in the section entitled “Security Ownership of Directors and Executive Officers” in this Proxy Statement.

ANNEX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
Thomas Conway	02/24/2017	Common Stock	8,816	Payment of Exercise Price or Tax Liability
	02/24/2017	Common Stock	10,555	Open Market Sale
	05/11/2017	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	05/11/2017	Common Stock	4,843	Open Market Sale
	06/12/2017	Restricted Stock Units	39,448	Grant, Award or Other Acquisition
	06/12/2017	Employee Stock Option	94,353	Grant, Award or Other Acquisition
	06/12/2017	Performance Stock Units	10,909	Grant, Award or Other Acquisition
	08/10/2017	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	08/10/2017	Common Stock	4,843	Open Market Sale
	10/06/2017	Restricted Stock Units	100,000	Grant, Award or Other Acquisition
	11/10/2017	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	11/17/2017	Common Stock	4,843	Open Market Sale
	12/07/2017	Common Stock	21,740	Exercise or Conversion of Exempt Derivative Security
	12/07/2017	Common Stock	21,740	Disposition to Issuer
	02/12/2018	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	02/20/2018	Restricted Stock Units	69,731	Grant, Award or Other Acquisition
	05/11/2018	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	05/15/2018	Common Stock	9,686	Open Market Sale
	06/12/2018	Common Stock	9,862	Exercise or Conversion of Exempt Derivative Security
	06/12/2018	Common Stock	9,862	Open Market Sale
	08/10/2018	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	08/13/2018	Common Stock	1,657	Open Market Sale
	08/31/2018	Common Stock	3,186	Open Market Sale
	09/07/2018	Common Stock	33,400	Exercise or Conversion of Exempt Derivative Security
	09/07/2018	Common Stock	11,262	Open Market Sale
	09/11/2018	Common Stock	22,138	Open Market Sale
	10/08/2018	Common Stock	25,000	Exercise or Conversion of Exempt Derivative Security
	10/09/2018	Common Stock	2,722	Open Market Sale
	10/10/2018	Common Stock	998	Open Market Sale
	11/10/2018	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security
	11/13/2018	Common Stock	1,500	Open Market Sale
	11/15/2018	Common Stock	20,000	Open Market Sale
	11/28/2018	Common Stock	3,123	Open Market Sale
	02/11/2019	Common Stock	4,843	Exercise or Conversion of Exempt Derivative Security

ANNEX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

	02/20/2019	Common Stock	17,432	Exercise or Conversion of Exempt Derivative Security
	03/07/2019	Common Stock	54,545	Exercise or Conversion of Exempt Derivative Security
	03/10/2019	Common Stock	19,986	Open Market Sale

Pamela Craven	08/07/2017	Restricted Stock Units	10,804	Grant, Award or Other Acquisition
	05/15/2018	Restricted Stock Units	9,595	Grant, Award or Other Acquisition
	11/14/2018	Common Stock	2,000	Open Market Purchase

Ralph Faison	05/15/2018	Common Stock	3,000	Open Market Purchase
	05/15/2018	Restricted Stock Units	19,190	Grant, Award or Other Acquisition

Rudy Howard	08/07/2017	Restricted Stock Units	10,804	Grant, Award or Other Acquisition
	05/15/2018	Restricted Stock Units	9,595	Grant, Award or Other Acquisition

Nathan Pieri	02/21/2017	Common Stock	7,611	Payment of Exercise Price or Tax Liability
	05/11/2017	Common Stock	4,920	Exercise or Conversion of Exempt Derivative Security
	05/12/2017	Common Stock	4,920	Open Market Sale
	06/12/2017	Restricted Stock Units	39,448	Grant, Award or Other Acquisition
	06/12/2017	Employee Stock Option	94,353	Grant, Award or Other Acquisition
	06/12/2017	Performance Stock Units	11,082	Grant, Award or Other Acquisition
	08/10/2017	Common Stock	4,919	Exercise or Conversion of Exempt Derivative Security
	10/09/2017	Restricted Stock Units	100,000	Grant, Award or Other Acquisition
	11/10/2017	Common Stock	4,920	Exercise or Conversion of Exempt Derivative Security
	02/12/2018	Common Stock	4,920	Exercise or Conversion of Exempt Derivative Security
	02/20/2018	Restricted Stock Units	69,731	Grant, Award or Other Acquisition
	02/21/2018	Common Stock	1,501	Open Market Sale
	05/11/2018	Common Stock	4,920	Exercise or Conversion of Exempt Derivative Security
	05/15/2018	Common Stock	4,920	Open Market Sale
	06/12/2018	Common Stock	9,862	Exercise or Conversion of Exempt Derivative Security
	06/12/2018	Common Stock	9,862	Open Market Sale
	08/10/2018	Common Stock	4,920	Exercise or Conversion of Exempt Derivative Security
	08/10/2018	Common Stock	4,920	Open Market Sale
	10/08/2018	Common Stock	25,000	Exercise or Conversion of Exempt Derivative Security
	10/09/2018	Common Stock	7,400	Open Market Sale
	11/10/2018	Common Stock	4,919	Exercise or Conversion of Exempt Derivative Security
	11/13/2018	Common Stock	1,438	Open Market Sale
	11/26/2018	Common Stock	20,000	Open Market Sale
	02/11/2019	Common Stock	4,920	Exercise or Conversion of Exempt Derivative Security

ANNEX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

	02/20/2019	Common Stock	17,432	Exercise or Conversion of Exempt Derivative Security
	03/07/2019	Common Stock	55,410	Exercise or Conversion of Exempt Derivative Security

James Preuninger	07/14/2017	Restricted Stock Units	97,013	Grant, Award or Other Acquisition
	07/14/2017	Performance Stock Units	136,537	Grant, Award or Other Acquisition
	07/14/2017	Employee Stock Option	232,038	Grant, Award or Other Acquisition
	09/07/2017	Common Stock	7,962	Open Market Sale
	09/08/2017	Common Stock	6,100	Open Market Sale
	09/11/2017	Common Stock	3,100	Open Market Sale
	09/12/2017	Common Stock	10,300	Open Market Sale
	09/13/2017	Common Stock	5,929	Open Market Sale
	09/15/2017	Common Stock	36,609	Open Market Sale
	02/20/2018	Restricted Stock Units	171,488	Grant, Award or Other Acquisition
	05/15/2018	Common Stock	15,000	Open Market Sale
	05/16/2018	Common Stock	20,000	Open Market Sale
	05/17/2018	Common Stock	15,000	Open Market Sale
	07/16/2018	Common Stock	24,253	Exercise or Conversion of Exempt Derivative Security
	07/17/2018	Common Stock	8,380	Open Market Sale
	08/13/2018	Common Stock	12,500	Open Market Sale
	08/14/2018	Common Stock	7,500	Open Market Sale
	08/21/2018	Common Stock	10,000	Open Market Sale
	11/16/2018	Common Stock	30,000	Open Market Sale
	11/21/2018	Common Stock	20,000	Open Market Sale
	11/26/2018	Common Stock	10,000	Open Market Sale
	11/27/2018	Common Stock	10,000	Open Market Sale
	11/28/2018	Common Stock	10,000	Open Market Sale
	02/20/2019	Common Stock	42,872	Exercise or Conversion of Exempt Derivative Security
	02/20/2019	Common Stock	41,560	Payment of Exercise Price or Tax Liability
	03/072019	Common Stock	682,685	Exercise or Conversion of Exempt Derivative Security

Barry Williams	08/07/2017	Restricted Stock Units	13,806	Grant, Award or Other Acquisition
	05/15/2018	Restricted Stock Units	12,260	Grant, Award or Other Acquisition

Brad Holmstrom	2/24/2017	Common Stock	3,776	Open Market Sale to Cover Tax Liability
	5/12/2017	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
	5/25/2017	Restricted Stock Units	13,812	Grant, Award or Other Acquisition
	5/25/2017	Performance Stock Units	4,156	Grant, Award or Other Acquisition
	5/25/2017	Employee Stock Options	15,357	Grant, Award or Other Acquisition
	8/14/2017	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
	11/10/2017	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
	2/20/2018	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security

ANNEX A: ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

2/20/2018	Restricted Stock Units	28,409	Grant, Award or Other Acquisition
5/15/2018	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
5/15/2018	Common Stock	747	Open Market Sale to Cover Tax Liability
5/25/2018	Common Stock	3,455	Exercise or Conversion of Exempt Derivative Security
6/6/2018	Common Stock	1,322	Open Market Sale to Cover Tax Liability
6/18/2018	Common Stock	500	Exercise or Conversion of Exempt Derivative Security
8/10/2018	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
8/13/2018	Common Stock	712	Open Market Sale to Cover Tax Liability
11/13/2018	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
11/13/2018	Common Stock	695	Open Market Sale to Cover Tax Liability
2/12/2019	Common Stock	1,818	Exercise or Conversion of Exempt Derivative Security
2/13/2019	Common Stock	742	Open Market Sale to Cover Tax Liability
2/20/2019	Common Stock	7,102	Exercise or Conversion of Exempt Derivative Security
2/20/2019	Common Stock	2,000	Open Market Sale to Cover Tax Liability
3/7/2019	Common Stock	20,780	Exercise or Conversion of Exempt Derivative Security
3/12/2019	Common Stock	3,000	Open Market Sale to Cover Tax Liability
3/13/2019	Common Stock	1,000	Open Market Sale to Cover Tax Liability
3/14/2019	Common Stock	1,000	Exercise or Conversion of Exempt Derivative Security

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ANNEX B: Reconciliation of Non-GAAP Measures to GAAP Measures

Annex B: Reconciliation of Non-GAAP Measures to GAAP Measures

EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA generally consists of EBITDA plus our non-cash, stock-based compensation expense, puttable stock compensation, changes in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs, among other items. We use adjusted EBITDA as a measure of operating performance because it assists us in comparing performance on a consistent basis across reporting periods, as it removes from our operating results the impact of our capital structure. We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of our capital structure and the method by which assets were acquired.

Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP. We have provided below a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;

•	adjusted EBITDA does not reflect interest or tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider adjusted EBITDA together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results:

Below is the reconciliation of net loss to EBITDA, along with other non-GAAP to GAAP reconciliations:

Reconciliation of Net Loss to Adjusted EBITDA
 (Unaudited)

	Year Ended December 31,
	2018	2017	2016	2015
Net loss	$(13,602,520)	$(12,977,486)	$(18,726,726)	$(28,078,674)
Depreciation and amortization expense	4,979,615	5,386,789	6,590,343	7,575,783
Interest expense	1,271,786	976,834	862,321	910,046
Interest income	(8,741)	(4,806)	(57,126)	(61,414)
Income tax expense	492,010	608,775	595,722	268,225
EBITDA	(6,867,850)	(6,009,894)	(10,735,466)	(19,386,034)
Stock-based compensation	12,275,166	6,077,869	5,467,890	6,460,302
Puttable stock compensation	—	—	—	54,764
Change in fair value of contingent consideration liability	—	18,525	30,469	(1,350,441)
Purchase accounting deferred revenue adjustment	—	—	69,095	1,530,719
Acquisition compensation costs	—	—	1,419,885	946,590
Acquisition related costs	—	—	5,420	1,259,351
Adjusted EBITDA	$5,407,316	$86,500	$(3,742,707)	$(10,484,749)

ANNEX B: Reconciliation of Non-GAAP Measures to GAAP Measures

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue

(Unaudited)

	Year Ended December 31,
	2018	2017	2016
Total revenue	$85,166,053	$73,076,110	$73,161,190
Purchase accounting deferred revenue adjustment	—	—	69,095
Non-GAAP total revenue	$85,166,053	$73,076,110	$73,230,285

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss
(Unaudited)

	Year Ended December 31,
	2018	2017	2016
Net loss	$(13,602,520)	$(12,977,486)	$(18,726,726)
Stock-based compensation	12,275,166	6,077,869	5,467,890
Change in fair value of contingent consideration liability	—	18,525	30,469
Purchase accounting deferred revenue adjustment	—	—	69,095
Acquisition compensation costs	—	—	1,419,885
Acquisition related costs	—	—	5,420
Non-GAAP adjusted net loss	$(1,327,354)	$(6,881,092)	$(11,733,967)

Adjusted non-GAAP net loss per share:
Basic and diluted	$(0.05)	$(0.25)	$(0.44)
GAAP Weighted-average shares outstanding:
Basic and diluted	27,825,795	27,415,953	26,718,882

Reconciliation of Loss from Operations to Non-GAAP Adjusted Income (Loss) from Operations
(Unaudited)

	Year Ended December 31,
	2018	2017	2016
Loss from operations	$(11,847,465)	$(11,396,683)	$(17,325,809)
Stock-based compensation	12,275,166	6,077,869	5,467,890
Change in fair value of contingent consideration liability	—	18,525	30,469
Purchase accounting deferred revenue adjustment	—	—	69,095
Acquisition compensation costs	—	—	1,419,885
Acquisition related costs	—	—	5,420
Non-GAAP adjusted income (loss) from operations	$427,701	$(5,300,289)	$(10,333,050)

PRELIMINARY COPY SUBJECT TO COMPLETION – DATED [●], 2019 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet – QUICK AND EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail AMBER ROAD, INC. As a record stockholder of Amber Road, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the WHITE proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on          , 2019. Vote by Internet Access the Website and submit your proxy: www.proxyvoting.com/AMBR Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-322-2885 Vote by Mail Sign and return our proxy in the postage-paid envelope provided. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement, Form of Proxy and Annual Report on Form 10-K are Available at: www.Stockholdersdocs.com/AMBR FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED WHITE PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AMBER ROAD, INC. ANNUAL MEETING OF STOCKHOLDERS The undersigned appoints           and             , and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Amber Road, Inc. held of record by the undersigned at the close of business on             , 2019 at the Annual Meeting of Stockholders of Amber Road, Inc. to be held at          [a.m./p.m.] local time on            , 2019, or at any continuation, postponement or adjournment thereof, at   .This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted “FOR” each of the director nominees identified on this proxy, and “FOR” proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the annual meeting.(Continued, and to be marked, dated and signed, on the other side)

AMBER ROAD, INC. If you have questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below: 1407 Broadway New York, New York 10018 Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Email: amberroad@mackenziepartners.com WHITE PROXY CARD Please mark your votes like this THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES IDENTIFIED BELOW AND “FOR” PROPOSAL 2. 1.  Company Proposal:  Election of Directors For A Withhold For All For All Except 1. Rudy Howard 2.          Andre G.F. Toet 3.          Kenneth H. Traub INSTRUCTION (To withhold authority to vote for any individual nominee, mark an X in “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list above) 2.  Company Proposal:  Ratification of the selection of KPMG LLP as the Company’s independent registered public accounts for the fiscal year ending December 31, 2019, as disclosed in the Company’s 2019 Proxy Statement. For Against Abstain Signature Signature, if held jointly (Title) Date , 2019 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.